                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A


           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [X]   Preliminary Proxy Statement
         [ ]   Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
         [ ]   Definitive Proxy Statement
         [ ]   Definitive Additional Materials
         [ ]   Soliciting Material Under Rule 14a-12


                          NATIONAL PROPERTY INVESTORS 7


                (Name of Registrant as Specified in Its Charter)
                                       N/A

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):


         [ ]   No fee required.
         [X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
         Limited Partnership Units
--------------------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:
         60,517
--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         $7,750,000 is the purchase price for the property to be sold
--------------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:
         $7,750,000
--------------------------------------------------------------------------------


    (5)  Total fee paid:
         $829.25
--------------------------------------------------------------------------------


       [ ]Fee paid previously with preliminary materials:

       [ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount Previously Paid:
       ---------------------------------------------------------

          (2) Form, Schedule or Registration Statement No.:
       ---------------------------------------------------------

          (3) Filing Party:
       ---------------------------------------------------------

          (4) Date Filed:
       ---------------------------------------------------------

                          NATIONAL PROPERTY INVESTORS 7

                         CONSENT SOLICITATION STATEMENT


                                February __, 2006


Dear Limited Partner:


         We have entered into an agreement (the "Purchase and Sale Agreement") with the California State Teachers' Retirement System, a public entity ("Calstrs"), to sell Fairway View II (the "Property"), the last remaining property owned by National Property Investors 7, a California limited partnership (the "Partnership"), for $7,750,000. Upon completion of the Sale, we will pay, or establish appropriate reserves for, all known Partnership liabilities and other obligations, and distribute the remaining net sale proceeds to partners. Although the actual distribution to limited partners may vary, we currently estimate that it will be approximately $11 per limited partnership unit, based on information available as of November 30, 2005.



         Under the Purchase and Sale Agreement, the purchaser of the Property will be SH Partners, L.P., a Delaware limited partnership ("SH Partners"), which is a joint venture between Calstrs (which owns 66.7%) and certain of our affiliates (which own the remaining 33.3% interest and act as general partner). Although our affiliates own an interest in SH Partners, by agreement with Calstrs, our affiliates will not be entitled to receive any distributions or allocations of gain or loss with respect to SH Partners' investment in the Property.



         We are writing to request your consent to: (i) the sale (the "Sale") of the Property pursuant to the Purchase and Sale Agreement; and (ii) amendments (the "Amendments") to the Partnership's partnership agreement (the "Partnership Agreement") to permit the Sale of the Property to SH Partners. Under the Partnership Agreement, because Fairway View II is the only property currently owned by the Partnership, its sale requires the consent of limited partners owning more than 50% of the outstanding limited partnership units (the "Majority Approval"). Under the Partnership Agreement, amendments to the Partnership Agreement require the Majority Approval as well. However, because an affiliate of ours owns an interest in SH Partners, in order to authorize the Amendments, we are also seeking consents from limited partners who hold a majority of the outstanding limited partnership units held by limited partners other than us and our affiliates (the "Approval of Unaffiliated Partners"). Under the Purchase and Sale Agreement, if the Sale and the Amendments are both approved, the Property will be sold to SH Partners. If the Sale is approved but the Amendments are not approved, then the Property will not be sold to SH Partners, but Calstrs will have an option to purchase the Property. Approval of the Sale will authorize the Sale of the Property to Calstrs. However, Calstrs would not be obligated to purchase the Property and, as a result, the Sale might not occur.



         We recommend that you consent to the Sale. The Sale to SH Partners involves certain risks, including that SH Partners is an affiliate of ours. As a result, we have a conflict of interest in connection with the Amendments, and make no recommendation as to whether you should consent to the Amendments. See "Risk Factors" beginning on page 2 of this Solicitation Statement for a description of risk factors to consider in connection with the Sale and the Amendments.



         This Consent Solicitation Statement (the "Solicitation Statement") and the accompanying form of Consent of Limited Partner (the "Consent Form") are first being mailed on or about February __, 2006, to limited partners of record as of the close of business on February ___, 2006 (the "Record Date"). Your participation is very important. Please review this Solicitation Statement and return the enclosed Consent Form in accordance with the instructions in this Solicitation Statement. Please note that this solicitation will expire at 5:00 P.M., New York City Time, on February __, 2006 (the "Expiration Date"), unless extended.


         If you have any questions or require any assistance in completing and returning the Consent Form, please contact our Solicitation Agent, The Altman Group, Inc., by mail at 1200 Wall Street 3rd Floor, Lyndhurst, New Jersey 07071; by overnight courier service at 1200 Wall Street 3rd Floor, Lyndhurst, New Jersey 07071; by fax at (201) 460-0050; or by telephone at (800) 217-9608.

                            Very truly yours,

                            NPI EQUITY INVESTMENTS, INC.,
                            Managing General Partner


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS




SUMMARY TERM SHEET.............................................................1
SPECIAL FACTORS................................................................2
RISK FACTORS...................................................................3
DESCRIPTION OF THE TRANSACTION.................................................4
GENERAL PARTNER'S ANALYSIS.....................................................8
SUMMARY OF 2003 INDEPENDENT APPRAISAL.........................................10
PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS......................14
CERTAIN INTERESTED PARTIES....................................................15
THE CONSENT SOLICITATION......................................................16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................19
PURCHASE AND SALE AGREEMENT...................................................20
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.........................24
FEES AND EXPENSES.............................................................26
CERTAIN FINANCIAL INFORMATION.................................................26
INCORPORATION BY REFERENCE....................................................27
WHERE YOU CAN FIND MORE INFORMATION...........................................27



ANNEXES
ANNEX I -- AMENDMENT TO THE PARTNERSHIP AGREEMENT
ANNEX II -- OFFICERS AND DIRECTORS






                                       i
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                               SUMMARY TERM SHEET



     This summary term sheet highlights the most material information regarding the Sale and the Amendments. Unless otherwise indicated, references in this Solicitation Statement to "we," "our," "us," or the "Managing General Partner" refer to NPI Equity Investments, Inc., a Florida corporation, which is the managing general partner of the Partnership.



o SALE OF THE PROPERTY. Under the Purchase and Sale Agreement, the Partnership and seven other partnerships (collectively, the "Sellers") have agreed to sell nine properties (the "Nine Sale Properties"), including Fairway View II, for an aggregate net purchase price of $86,820,000 (subject to customary prorations and adjustments), of which $7,750,000 has been allocated to Fairway View II. See "Purchase and Sale Agreement."



o THE PURCHASER. If the limited partners of the Partnership approve both the Sale and the Amendments, the Property will be sold to SH Partners in accordance with the terms, and subject to the conditions of, the Purchase and Sale Agreement. SH Partners is a joint venture between Calstrs (which owns 66.7%) and certain of our affiliates (which own the remaining 33.3% interest and act as general partner). Calstrs is the largest teachers' retirement fund in the United States. Although our affiliates own an interest in SH Partners, by agreement with Calstrs, our affiliates will not be entitled to receive any distributions or allocations of gain or loss with respect to SH Partners' investment in the Property. If the Sale is approved but the Amendments are not approved, then the Property will not be sold to SH Partners, but Calstrs will have an option to purchase the Property. See "Description of the Transaction -- The Purchaser."



o DISSOLUTION OF THE PARTNERSHIP; DISTRIBUTION TO PARTNERS. Fairway View II is the Partnership's last remaining property. Upon completion of the Sale, the Partnership will dissolve and we will wind up the affairs of the Partnership. We will pay, or establish appropriate reserves for, all known Partnership liabilities and other obligations, and distribute the remaining net sale proceeds to partners. Although the actual distribution to limited partners may vary, we currently estimate that it will be approximately $11 per limited partnership unit, based on information available as of November 30, 2005. We expect that the distribution of the remaining net sale proceeds to limited partners will be made within 90 days after the completion of the Sale of the Property. However, the winding up of the Partnership may not be completed until certain litigation involving the Partnership has been resolved. We do not know when this litigation will be resolved. See "Description of the Transaction -- Estimated Distribution to Limited Partners."






o AMENDMENTS TO THE PARTNERSHIP AGREEMENT. The Partnership Agreement has three provisions that prohibit the Sale of the Property to SH Partners. We are seeking your approval to amend the Partnership Agreement so that the Sale of the Property to SH Partners pursuant to the Purchase and Sale Agreement would not be prohibited by these provisions. See "Description of the Transaction -- The Amendments."



o REQUIRED CONSENTS. Under the Partnership Agreement, because Fairway View II is the only property currently owned by the Partnership, its sale requires the consent of limited partners that own more than 50% of the outstanding limited partnership units. Under the Partnership Agreement, amendments to the Partnership Agreement require this Majority Approval as well. However, because an affiliate of ours owns an interest in SH Partners, in order to authorize the Amendments, we are also seeking consents from limited partners who hold a majority of the outstanding limited partnership units held by limited partners other than us and our affiliates. If the Sale and the Amendments are both approved, the Property will be sold to SH Partners in accordance with the terms, and subject to the conditions of, the Purchase and Sale Agreement. If the Sale is approved but the Amendments are not approved, then the Property will not be sold to SH Partners, but Calstrs will have an option to purchase the Property at the same price. Approval of the Sale will authorize the Sale of the Property to Calstrs. However, Calstrs would not be obligated to purchase the Property and, as a result, the Sale might not occur. See "The Consent Solicitation."







o GENERAL PARTNER'S ANALYSIS AND RECOMMENDATION. We believe that the Sale is fair and in the best interests of the Partnership and its limited partners, and have approved the Purchase and Sale Agreement. We recommend that you consent to the Sale. However, as a result of our affiliation with SH Partners, we have a conflict of interest in connection with the Amendments. As a result, we make no recommendation as to whether any individual limited partner should consent to the Amendments to permit the Sale to SH Partners. See "General Partner's Analysis."



o RISK FACTORS. The Sale involves certain risks, including the recognition of taxable income, our affiliation with SH Partners, the failure to market the Property to other prospective purchasers, the absence of an independent appraisal


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     subsequent to May 2003 and the fact that the Property is being sold as part of a portfolio of nine properties. See "Risk Factors."



o TAX CONSEQUENCES. Limited partners will recognize taxable gain as a result of the Sale of the Property. EACH LIMITED PARTNER SHOULD CONSULT AND RELY ON THE LIMITED PARTNER'S TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO THE LIMITED PARTNER OF THE SALE OF THE PROPERTY. Cash distributions from the Sale may be less than any tax liability resulting from the taxable gain recognized by each limited partner. See "Certain United States Federal Income Tax Consequences."



o EXPIRATION DATE. This solicitation will expire at 5:00 P.M., New York City time, on February __, 2006, unless extended, and you can tender your Consent Form until the solicitation expires. See "The Consent Solicitation -- Solicitation Period."



o HOW TO CONSENT. To consent to the Sale and the Amendments, mark the appropriate boxes on the included Consent Form and send it to the Solicitation Agent, The Altman Group, Inc., at the address set forth at the bottom of the Consent Form. See "The Consent Solicitation -- Consent Procedures."



o REVOCATION OF INSTRUCTIONS. You may revoke the instructions set forth in your Consent Form by sending a new Consent Form with different instructions to the Solicitation Agent prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Consent Solicitation -- Revocation of Instructions."



o ADDITIONAL INFORMATION. For assistance in executing a Consent Form, please contact our Solicitation Agent at the address or the telephone number set forth on the cover page of this Solicitation Statement.



                                 SPECIAL FACTORS



         Under the terms of the SH Partners joint venture agreement, our affiliates are obligated to offer to SH Partners certain student housing projects and, if requested by Calstrs, are obligated to negotiate in good faith with Calstrs regarding the acquisition of these projects by SH Partners. However, there is no obligation to sell any project to SH Partners. In 2005, based on market conditions, we determined that it would be an opportune time to consider a sale of the Property, and, pursuant to the SH Partners joint venture agreement, began negotiations with Calstrs relating to a possible sale of certain student housing projects, including the Property, to SH Partners. Calstrs was interested in having SH Partners acquire the Property and, on November 14, 2005, the Partnership and the other Sellers entered into the Purchase and Sale Agreement with SH Partners. We decided not to market the Property to other prospective purchasers because we thought that the purchase price offered by SH Partners was higher than the price that might have been obtained if the Property had been marketed to others.



         We are seeking your consent to (i) the Sale of the Property under the Purchase and Sale Agreement and (ii) the Amendments to the Partnership Agreement that would permit the Sale of the Property to SH Partners, which is an affiliate of ours.



         Fairway View II is the Partnership's last remaining property. Upon completion of the Sale, the Partnership will dissolve and we will wind up the affairs of the Partnership. We will pay, or establish appropriate reserves for, all known Partnership liabilities and other obligations, and distribute the remaining net sale proceeds to partners. Although the actual distribution to limited partners may vary, we currently estimate that it will be approximately $11 per limited partnership unit, based on information available as of November 30, 2005. We expect that the distribution of the remaining net sale proceeds to limited partners will be made within 90 days after the completion of the Sale of the Property. However, the winding up of the Partnership may not be completed until certain litigation involving the Partnership has been resolved. We do not know when this litigation will be resolved. See "Description of the Transaction."







         Upon dissolution of the Partnership and the winding up of its affairs, the Partnership will cease to exist and its limited partnership units will no longer be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, the Partnership will no longer file reports with the SEC under the Exchange Act.






         We believe that the Sale is fair and in the best interests of the Partnership and its limited partners, and have approved the Purchase and Sale Agreement. We recommend that you consent to the Sale. However, as a result of our affiliation with SH Partners, we have a conflict of interest in connection with the Amendments. As a result, we make no recommendation as to


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whether any individual limited partner should consent to the Amendments to permit the Sale to SH Partners. See "General Partner's Analysis."



         We have not obtained any recent appraisals of the Property or any fairness opinions with respect to the Sale. In the absence of an appraisal or a fairness opinion, we could be mistaken in believing that the purchase price for the Property under the Purchase and Sale Agreement is a fair price. The most recent appraisal of the Property was done as of May 22, 2003, by American Appraisal Associates, Inc. ("AAA"), in which AAA determined that the "as is" market value of the Property was $7,700,000. See "Summary of the 2003 Appraisal."


                                  RISK FACTORS

         The following describes risks and disadvantages to you of consenting to the Sale or the Amendments. Before deciding whether or not to consent to the Sale or the Amendments, you should carefully consider these risks:


         LIMITED PARTNERS WILL RECOGNIZE TAXABLE INCOME FROM THE SALE. Limited partners will recognize taxable gain as a result of the Sale of the Property. EACH LIMITED PARTNER SHOULD CONSULT AND RELY ON THE LIMITED PARTNER'S TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO THE LIMITED PARTNER OF THE SALE OF THE PROPERTY. Cash distributions from the Sale may be less than any tax liability resulting from the taxable gain recognized by each limited partner. Certain possible tax consequences of the sale are discussed in more detail below under "Certain United States Federal Income Tax Consequences."



         WE ARE AFFILIATED WITH SH PARTNERS AND THEREFORE HAVE A CONFLICT OF INTEREST IN CONNECTION WITH THE PROPOSED SALE TO SH PARTNERS. Our affiliates own a 33.3% interest in, and act as general partner of, SH Partners. By agreement with Calstrs, Calstrs is responsible for funding all of the costs for SH Partners to purchase the Property, and is entitled to receive all distributions and allocations of gain or loss attributable to SH Partners' investment in the Property. However, through its interest in SH Partners, our affiliates could still benefit as a result of SH Partners' acquisition of the Property. For example, upon a liquidation of SH Partners, if its assets other than the Property were insufficient to satisfy all of SH Partners' creditors, proceeds from a disposition of the Property might be used to pay SH Partners' liabilities, which could inure to the benefit of our affiliates.



         WE ARE NOT MAKING A RECOMMENDATION REGARDING THE PROPOSED AMENDMENTS. As a result of our affiliation with SH Partners, we make no recommendation as to whether or not you should consent to the Amendments. Although we believe the Sale is fair, you must make your own decision whether to consent to the Amendments, based upon a number of factors, including several factors that may be personal to you, such as your financial position, your need or desire for liquidity, your tax position and the tax consequences to you of the Sale. You are encouraged to carefully review this Solicitation Statement and any other information available to you and to seek advice from your independent lawyer, tax advisor and/or financial advisor before deciding whether to consent to the Amendments.



         IF THE SALE IS APPROVED BUT THE AMENDMENTS ARE NOT APPROVED, THE PROPERTY MIGHT NOT BE SOLD. If the Sale is approved but the Amendments are not approved, then, under the Purchase and Sale Agreement, Calstrs will have an option to purchase the Property at the same price. Calstrs would not be obligated to purchase the Property and, as a result, the Sale might not occur.


         WE DID NOT MARKET THE PROPERTY TO OTHER PROSPECTIVE PURCHASERS. We negotiated the purchase price for the Property with Calstrs with a view to maximizing the proceeds to the Partnership. However, we did not solicit offers from other prospective purchasers, and it is possible that a higher price might have been obtained if the Property had been marketed to other parties.


         WE HAVE NOT OBTAINED ANY RECENT APPRAISALS OF THE PROPERTY OR ANY FAIRNESS OPINIONS WITH RESPECT TO THE SALE. In the absence of an appraisal or a fairness opinion, we could be mistaken in believing that the purchase price for the Property under the Purchase and Sale Agreement is a fair price. The most recent appraisal of the Property was done as of May 22, 2003, by American Appraisal Associates, Inc., in which AAA determined that the "as is" market value of the Property was $7,700,000. See "Summary of the 2003 Appraisal."


         WE AND OUR AFFILIATES WILL RECEIVE CERTAIN BENEFITS FROM THE SALE THAT OTHER PARTNERS WILL NOT RECEIVE. We and our affiliates hold approximately $489,929 of Partnership indebtedness, which will be repaid from the Sale proceeds. Upon completion of the Sale, we will receive an incentive compensation fee, which we estimate will be approximately $28,000, based on information available as of November 30, 2005. In addition, upon completion of the Sale (whether to SH Partners or Calstrs), an affiliate of ours is expected to assume responsibility for managing the Property. In consideration for managing the Property,

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this affiliate would receive a management fee equal to 3.65% of gross revenues, which is less than the property management fee currently paid by the partnership to an affiliate of ours, which is 5% of gross revenues.

         THE PURCHASE PRICE FOR THE PROPERTY MIGHT HAVE BEEN HIGHER IF IT WAS NOT SOLD AS PART OF A PORTFOLIO SALE. The purchase price for the Property was determined by allocating a portion of the aggregate purchase price under the Purchase and Sale Agreement for all Nine Sale Properties. It is possible that Calstrs or a different purchaser might have been willing to pay more for the Property if it was sold by itself.


         WE HAD A CONFLICT OF INTEREST IN ALLOCATING THE AGGREGATE PURCHASE PRICE AMONG THE NINE SALE PROPERTIES. Our affiliates have varying ownership interests in each of the Nine Sale Properties being sold pursuant to the Purchase and Sale Agreement. Five of the Nine Sale Properties are wholly owned by our affiliates. The other four properties, including Fairway View II, are owned by three partnerships in which our affiliates own between 68% and 80% of the outstanding limited partnership interests. We and the other Sellers have allocated the aggregate purchase price among the Nine Sale Properties based on their relative fair market values. However, our affiliates' different levels of ownership in the properties created a conflict of interest in which we have an incentive to ascribe greater value to those properties which are wholly owned by our affiliates. See "Purchase and Sale Agreement -- Purchase Price."



         EVENTS OR CIRCUMSTANCES RELATING TO THE OTHER NINE SALE PROPERTIES MAY INTERFERE WITH THE SALE OF THE PROPERTY. The Sale of the Property may not occur if there is a default or failure to satisfy a condition relating to one of the other Nine Sale Properties. Although five of the Nine Sale Properties have already been sold, four have not yet been sold, including Fairway View II. Under the Purchase and Sale Agreement, the purchaser is not obligated to purchase the Property if certain conditions relating to any of the other Nine Sale Properties are not satisfied. See "Purchase and Sale Agreement -- Conditions."



         THE SALE OF THE PROPERTY WILL TRIGGER A SIGNIFICANT PREPAYMENT PENALTY UNDER THE MORTGAGE. The Partnership's mortgage debt has a prepayment penalty if the Property is sold at anytime prior to 180 days before its scheduled maturity on December 1, 2021. We estimate that the penalty will be approximately $1,000,000, which is in excess of 20% of the mortgage balance.



                         DESCRIPTION OF THE TRANSACTION



GENERAL



         Under the Purchase and Sale Agreement, the Partnership and seven other partnerships have agreed to sell the Nine Sale Properties, including Fairway View II, for an aggregate net purchase price of $86,820,000 (subject to customary prorations and adjustments), of which $7,750,000 has been allocated to Fairway View II. Upon completion of the Sale, we will pay, or establish appropriate reserves for, all known Partnership liabilities and other obligations, and distribute the remaining net sale proceeds to partners. Although the actual distribution to limited partners may vary, we currently estimate that it will be approximately $11 per limited partnership unit, based on information available as of November 30, 2005. We expect that the distribution of the remaining net sale proceeds to limited partners will be made within 90 days after the completion of the Sale of the Property. However, the winding up of the Partnership may not be completed until certain litigation involving the Partnership has been resolved. We do not know when this litigation will be resolved. If the Sale and the Amendments are both approved, the closing of the Sale to SH Partners is expected to occur shortly after the expiration of this consent solicitation.



THE PROPERTY



         The Partnership has owned and operated the Fairway View II Apartments, a 204-unit apartment complex located in Baton Rouge, Louisiana, since November 1984. The Property is the only remaining property owned by the Partnership. There is a first mortgage loan on the Property with an unpaid balance of approximately $4,856,176 (as of November 30, 2005). At the closing of the Sale of the Property, the Partnership will pay off the loan encumbering the Property with the proceeds from the Sale, and all lender fees and other costs of such payment-in-full will be deducted from the purchase price payable to the Partnership, including a prepayment penalty which we estimate will be approximately $1,000,000.



THE PURCHASER



         The purchaser is intended to be SH Partners, a joint venture between Calstrs (which owns 66.7%) and certain of our affiliates (which own the remaining 33.3% interest and act as general partner). Calstrs is the largest teachers' retirement fund in the United States. Calstrs had a total membership of approximately 755,000 and assets of $128.9 billion as of June 2005.


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


Calstrs' primary responsibility is to provide retirement related benefits and services to teachers in public schools from kindergarten through community college. Calstrs and our affiliates formed SH Partners in August 2002 in order to invest in student housing. To date, SH Partners has invested in 12 properties with an aggregate gross property value of $199 million (including five of the Nine Sale Properties). By agreement between Calstrs and our affiliates, although our affiliates own a 33.3% interest in SH Partners, in order to fund the purchase of the Nine Sale Properties, Calstrs is responsible for contributing all of the funds necessary for SH Partners to pay the purchase price and related expenses, and our affiliates will not be entitled to receive any distributions or allocations of gain or loss with respect to SH Partners' investment in the Nine Sale Properties. Although there are circumstances in which our affiliates could benefit as a result of SH Partners' investment in the Nine Sale Properties, the intention of Calstrs and our affiliates is that Calstrs receive all of the benefits, and bear all of the burdens, of SH Partners' investment in the Nine Sale Properties.



AIMCO



     Apartment Investment and Management Company ("Aimco") is a NYSE-listed real estate investment trust that, as of September 30, 2005, owned or managed a portfolio of 1,424 apartment properties containing 251,250 apartment units located in 47 states, the District of Columbia and Puerto Rico. Through its subsidiaries, Aimco is responsible for managing the operations of both the Partnership and SH Partners.



     AIMCO'S INTEREST IN THE PARTNERSHIP. The Managing General Partner of the Partnership, NPI Equity Investments, Inc., is a wholly owned subsidiary of Aimco/IPT, Inc., which is a wholly owned subsidiary of Aimco. Aimco/IPT, Inc. is the general partner of Aimco IPLP, L.P., which owns 25,399 Partnership units (approximately 42% of the number outstanding). Aimco Properties, L.P. owns 17,063 Partnership units (approximately 28% of the number outstanding). The general partner of Aimco Properties, L.P. is Aimco-GP, Inc., which is a wholly owned subsidiary of Aimco. See "Security Ownership of Certain Beneficial Owners and Management."



     AIMCO'S INTEREST IN SH PARTNERS. The general partner of SH Partners is Aimco SH, L.P., which owns a 1% interest in SH Partners. The general partner of Aimco SH, L.P. is Aimco SH, L.L.C., the sole member of which is Aimco Properties, L.P. Aimco Properties, L.P. owns a 32.3% limited partner interest in SH Partners. The general partner of Aimco Properties, L.P. is Aimco-GP, Inc., which is a wholly owned subsidiary of Aimco



     In this solicitation statement, we refer to Aimco, Aimco/IPT, Inc., Aimco SH, L.P., Aimco SH, L.L.C., Aimco Properties, L.P. and Aimco-GP, Inc., collectively, as the "Aimco Entities."



THE AMENDMENTS



     The Partnership Agreement has three provisions that prohibit the Sale of the Property to SH Partners. Section 15.3.7 prohibits the sale of real property to any entity in which a general partner or any affiliate has an interest.
Section 15.3.26 prohibits the Partnership from entering into any transaction with any other partnership in which a general partner or any affiliate has an interest. Section 15.3.32 imposes restrictions on the Partnership entering into any agreement with a general partner or its affiliate. We are seeking your approval to amend the Partnership Agreement so that the Sale of the Property to SH Partners pursuant to the Purchase and Sale Agreement would not be prohibited by these provisions. The complete text of the proposed Amendments is attached hereto as Annex I.



     As a result of our affiliation with SH Partners, in order to authorize the Amendments which are necessary to sell the Property to SH Partners, we are seeking the Majority Approval and the Approval of Unaffiliated Partners. Under the Purchase and Sale Agreement, if the Sale and the Amendments are both approved, the Property will be sold to SH Partners. If the Sale is approved but the Amendments are not approved, then the Property will not be sold to SH Partners, but Calstrs will have an option to purchase the Property at the same price. Approval of the Sale will authorize the Sale of the Property to Calstrs. However, Calstrs would not be obligated to purchase the Property and, as a result, the Sale might not occur.



ESTIMATED DISTRIBUTION TO LIMITED PARTNERS



     If the Sale of the Property is completed, the Partnership will dissolve and we will wind up the affairs of the Partnership. After paying, or establishing appropriate reserves for, all known Partnership liabilities and other obligations, we will distribute the remaining net sale proceeds to partners. We estimate that the net proceeds from the Sale that will be available for distribution to limited partners will be approximately $11 per limited partnership unit. We expect that this distribution to limited partners will occur within 90 days after the Sale closes. However, this amount and timing is estimated based on a number of assumptions.

The actual amount and timing of the distribution may be different. In making our estimate, we used information available as of November 30, 2005, and made other assumptions based on information currently known to us. Of course, many factors could cause the actual proceeds to limited partners to vary from this estimate, including delays or unforeseen complications with the closing, or contingent liabilities of the Partnership. Our estimate of the distribution to limited partners was calculated as follows:



                   ESTIMATED DISTRIBUTION TO LIMITED PARTNERS
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)





Purchase Price (less capital spending adjustment of $2,040,000)(a)            $ 7,750,000
Plus:  Cash and cash equivalents                                                  135,511
Plus:  Other Partnership assets                                                   166,295
Less:  Mortgage debt, including accrued interest                               (4,856,176)
Less:  Prepayment penalty                                                      (1,000,177)
Less:  Loans from general partner and/or affiliates                              (474,332)
Less:  Accounts payable, accrued expenses and other liabilities (b)              (431,695)
Less:  Reserves for contingencies                                                (293,700)
Less:  Closing costs                                                             (293,700)
Less:  Incentive compensation fee payable to Managing General Partner (c)         (27,939)
Less:  Nonresident withholding taxes                                              (15,751)
                                                                              -----------
TOTAL                                                                         $   658,337
                                                                              ===========



Net proceeds available for distribution to all partners                       $   658,337



Percentage of net proceeds allocable to limited partners                               99%
                                                                              -----------
Net proceeds available for distribution to limited partners                   $   651,753



Total number of limited partnership units                                          60,517
                                                                              -----------
Distribution per limited partnership unit                                     $        11
                                                                              ===========



----------
(a)      The final purchase price is subject to prorations and adjustments.



(b) Includes (i) $30,000 to pay for costs associated with pending litigation, and (ii) approximately $172,000 to cover the administrative costs of winding up the Partnership, including management fees, taxes, the costs of audits, the preparation and filing of documents with the Secretary of State in California and other jurisdictions, and the preparation, filing, printing and mailing of the Partnership's tax returns.



(c) Pursuant to the terms of the Partnership Agreement, the Managing General Partner is entitled to receive an incentive compensation fee upon the sale of the Property.



APPRAISAL RIGHTS



         Limited partners of the Partnership are not entitled to dissenters' appraisal rights under California law or the Partnership Agreement in connection with the Sale of the Property.



REGULATORY APPROVALS



         Other than the filing and distribution of this Solicitation Statement, no material governmental filings or approvals are required for the Sale of the Property.



ACCOUNTING TREATMENT



         The Partnership will account for the Sale of Property as a sale for accounting purposes.

TERMINATION OF SEC REPORTING



         Upon dissolution of the Partnership and the winding up of its affairs, the Partnership will cease to exist and its limited partnership units will no longer be registered under the Securities Exchange Act of 1934, as amended. Accordingly, the Partnership no longer will file reports with the SEC under the Exchange Act. However, the winding up of the Partnership may not be completed until certain litigation involving the Partnership has been resolved. We do not know when this litigation will be resolved.



PROVISIONS FOR UNAFFILIATED SECURITYHOLDERS.



         Neither the Partnership, SH Partners, the Managing General Partner nor any of the Aimco Entities has made any provision in connection with the Sale and the Amendments to grant unaffiliated security holders access to any of their corporate files or to obtain counsel or appraisal services at the expense of the Partnership, SH Partners, the Managing General Partner or any of the Aimco Entities.

                           GENERAL PARTNER'S ANALYSIS


         We recommend that the limited partners consent to the Sale of the Property. We believe that the Sale is fair and in the best interests of the Partnership and its limited partners, and have approved the Purchase and Sale Agreement. However, as a result of our affiliation with SH Partners, we make no recommendation as to whether any individual limited partner should consent to the Amendments to permit the Sale to SH Partners.


DISCUSSION OF ALTERNATIVES



         In approving the Sale, we considered both the continued ownership and operation of the Property by the Partnership, and marketing the Property for sale to potential purchasers other than SH Partners and Calstrs.



         CONTINUED OWNERSHIP AND OPERATION OF THE PROPERTY. A number of advantages could result from the Partnership's continued ownership and operation of the Property. If rental market conditions improve or the Property's operating performance improves, the level of distributions to limited partners might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the Property at some point in the future a more attractive option than it is currently. The Partnership's continued ownership and operation of the Property would allow you to continue to participate in the net income of the Partnership and receive any net proceeds from a future sale of the Property. However, no assurance can be given as to future operating results or as to the results of any future attempts to sell the Property. The primary disadvantage of continuing to operate the Property is that you would have limited liquidity with respect to your units, for which there is no established trading market. Although an affiliate of ours has, in the past, made offers to purchase Partnership units, no assurance can be given that any such offer would be made in the future or, if made, at what price.



         MARKETING THE PROPERTY TO OTHER POTENTIAL PURCHASERS. Under the terms of the SH Partners joint venture agreement, our affiliates are obligated to offer to SH Partners certain student housing projects and, if requested by Calstrs, are obligated to negotiate in good faith with Calstrs regarding the acquisition of these projects by SH Partners. However, there is no obligation to sell any project to SH Partners. In 2005, based on market conditions, we determined that it would be an opportune time to consider a sale of the Property, and, pursuant to the SH Partners joint venture agreement, began negotiations with Calstrs relating to a possible sale of certain student housing projects, including the Property, to SH Partners. Calstrs was interested in having SH Partners acquire the Property and, on November 14, 2005, the Partnership and the other Sellers entered into the Purchase and Sale Agreement with SH Partners. We decided not to market the Property to other prospective purchasers because we thought that the purchase price offered by SH Partners was higher than the price that might have been obtained if the Property had been marketed to others.



FAIRNESS OF THE TRANSACTION



         The Managing General Partner believes the Sale is fair to the limited partners. In making such determination, the Managing General Partner considered the factors and information set forth below, but did not quantify or otherwise attach particular weight to any such factors or information.



         FACTORS IN FAVOR OF FAIRNESS DETERMINATION. The Managing General Partner considered the following factors in support of its determination of the fairness to limited partners:



     o There is no established trading market for the limited partnership units and the Sale would provide immediate liquidity for limited partners;



     o Commencing with the tax year following the tax year in which the termination, dissolution and winding-up of the Partnership have been completed, the limited partners will no longer need to include in their federal and state income tax returns the various items of income, loss, deduction and credit as previously reported on Schedule K-1's delivered by the Partnership;


     o The tax benefits of continued investment in the Property have been substantially reduced or eliminated for most limited partners due principally to declining depreciation deductions from the Property;



     o The Property was completed in 1981 and, given its age, probably will require substantial capital expenditures in the future for which existing reserves may not be adequate;

     o The Sale and the Amendments require the approval of a majority of unaffiliated limited partners;



     o The net purchase price for the Property is $7,750,000 (subject to customary prorations and adjustments), which is $50,000 greater than the "as is" market value of the Property, as determined by an independent appraiser in 2003;



     o We have not recently received any other firm offers from third parties to purchase the Property;



     o The estimated distribution of net sale proceeds to limited partners ($11 per unit) exceeds the net book value per unit as of September 30, 2005, which was a deficit of $15.30 per unit;



     o In addition to the distribution of net sale proceeds, upon winding up of the Partnership, limited partners may be entitled to receive an additional payment from the settlement fund (estimated to be $7.17 per unit) that was created in connection with certain class action litigation;



     o As a result of Hurricane Katrina, there has been a significant increase in demand for housing in the area in which the Property is located, making this a favorable time to sell the Property; and


     o It may be difficult to find a buyer at a future date or to sell the Property at as favorable a price in the future.


     FACTORS NOT IN FAVOR OF FAIRNESS DETERMINATION. In addition to the foregoing factors, the Managing General Partner considered the following countervailing factors:



     o    The risk factors described above under "Risk Factors";



     o The estimated distribution of net sale proceeds to limited partners ($11 per unit) is significantly less than the price per unit ($40.27) paid by AIMCO Properties, L.P. to purchase units in 2004, primarily because, in determining its 2004 purchase price, (i) AIMCO Properties, L.P. did not take into account any prepayment penalty on the mortgage,
          (ii) the 2004 purchase price included $7.17 per unit in respect of the litigation settlement fund, (iii) the 2004 purchase price took into account a general partner deficit restoration obligation that is not applicable, and (iv) the Partnership's cash and other assets were greater in 2004 than they were at November 30, 2004 (the date as of which the estimated distribution was calculated);



     o The estimated distribution of net sale proceeds to limited partners ($11 per unit) is less than the going concern value per unit, primarily because, as a going concern, the Partnership would not incur a prepayment penalty on its mortgage debt;



     o An unaffiliated representative was not retained to act solely on behalf of unaffiliated limited partners for purposes of negotiating the terms of the Sale, or preparing a report concerning the fairness of the Sale; and



     o The Managing General Partner's board of directors is comprised solely of two employees of AIMCO Properties, L.P. and, as a result, the terms of the Sale were not approved by any independent directors.



     Although the Aimco Entities and SH Partners have certain interests that may be in conflict with those of the Partnership's unaffiliated limited partners, each of the Aimco Entities and SH Partners believes that the Sale is fair to the unaffiliated limited partners based on the information and factors considered by the Managing General Partner of the Partnership. Each of Aimco Entities and SH Partners expressly adopts the analysis, and the factors underlying such analysis, of the Managing General Partner of the Partnership.

                      SUMMARY OF 2003 INDEPENDENT APPRAISAL



     We have not obtained any recent appraisals of the Property or any fairness opinions with respect to the Sale. In the absence of an appraisal or a fairness opinion, we could be mistaken in believing that the purchase price for the Property under the Purchase and Sale Agreement is a fair price. The most recent appraisal of the Property was done as of May 22, 2003, by AAA, in which AAA determined that the "as is" market value of the Property was $7,700,000. THIS APPRAISAL IS ALMOST THREE YEARS OLD AND MAY NOT BE AN ACCURATE REFLECTION OF THE CURRENT MARKET VALUE OF THE PROPERTY.



     SELECTION AND QUALIFICATIONS OF INDEPENDENT APPRAISER. Under the terms of a litigation settlement, the Property was appraised on May 22, 2003 by AAA, an independent appraiser appointed by the court. The information set forth below was provided to us by AAA with respect to its appraisal.



     AAA is an experienced independent valuation consulting firm with more than 50 offices on four continents. AAA provides valuation and consulting services for the real estate industry through its specialized industry focus and operates through a team of professionals with different economical, financial, statistical, legal, architectural, urban and engineering knowledge and expertise.



     FACTORS CONSIDERED. AAA performed a complete appraisal of the Property. AAA has represented that its report was prepared in conformity with the Uniform Standards of Professional Appraisal Practice and the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. We furnished the appraiser with all of the necessary information requested by AAA in connection with the appraisal. The information furnished to the appraiser was true, correct and complete in all material respects. No limitations were imposed on AAA by us or any of our affiliates. In preparing its valuation of your partnership property, AAA:



     o inspected and analyzed the exterior of all buildings and site improvements and a representative sample of units;



     o conducted neighborhood and area research, including major employers, demographics (population trends, number of households, and income trends), housing trends, surrounding uses, and general economic outlook of the area;



     o conducted market research of rental inventory, historical vacancy rates, historical average rental rates, occupancy trends, concessions, and marketing strategies in the submarket, and occupancy rates at competing properties;



     o    reviewed leasing policy, concessions and history of recent occupancy;



     o reviewed the historical operating statements for your partnership's property and an operating budget forecast for 2003;



     o prepared an estimate of stabilized income and expense (for capitalization purposes);



     o conducted market inquiries into recent sales of similar properties to ascertain sales price per unit, effective gross income multipliers and capitalization rates; and



     o prepared sales comparison and income capitalization approaches to value.



     We provided AAA with the following management budget for the Property:



                           FAIRWAY VIEW II APARTMENTS
                       FISCAL YEAR 2003 MANAGEMENT BUDGET



DESCRIPTION                                                                          TOTAL             PER UNIT
----------------------------------------------------------------------------      -----------         -----------
Revenues
   Rental Income                                                                  $ 1,473,368         $     7,222
   Vacancy..................................................................          159,548                 782
   Credit Loss/Concessions..................................................           17,712                  87
     Subtotal...............................................................      $   177,260         $       869




DESCRIPTION                                                                          TOTAL             PER UNIT
----------------------------------------------------------------------------      -----------         -----------
   Laundry Income...........................................................      $    19,984         $        98
   Garage Revenue...........................................................                0                   0
   Other Misc. Revenue......................................................           35,348                 173
     Subtotal Other Income..................................................      $    55,332         $       271
Effective Gross Income......................................................      $ 1,351,440         $     6,625
Operating Expenses
   Taxes....................................................................      $    48,000         $       235
   Insurance................................................................           33,468                 164
   Utilities................................................................           81,904                 401
   Repair & Maintenance.....................................................           14,836                  73
   Cleaning.................................................................                0                   0
   Landscaping..............................................................           42,816                 210
   Security.................................................................                0                   0
   Marketing & Leasing......................................................           13,912                  68
   General Administrative...................................................          140,236                 687
   Management...............................................................           74,088                 363
   Miscellaneous............................................................           45,160                 221



   Total Operating Expenses.................................................      $   494,420         $     2,424
   Reserves.................................................................                0                   0
   Net Income...............................................................      $   857,020         $     4,201



         THE ABOVE MANAGEMENT BUDGET IS INTERNALLY PREPARED OPERATING PROJECTIONS FOR THE PARTNERSHIP'S PROPERTY. A MANAGEMENT BUDGET DOES NOT REFLECT THE PROPERTY'S ACTUAL PERFORMANCE, OR CHANGES IN THE CONDITION OF THE PROPERTY, IN THE LOCAL AREA SURROUNDING THE PROPERTY OR IN THE ECONOMY IN GENERAL.



         SUMMARY OF APPROACHES AND METHODOLOGIES EMPLOYED. The following summary describes the material approaches and analyses employed by AAA in preparing the appraisals. The Partnership imposed no conditions or limitations on the scope of AAA's investigation or the methods and procedures to be followed in preparing the appraisal. AAA principally relied on two approaches to valuation: (1) the sales comparison approach and (2) the income capitalization approach.



         The sales comparison approach uses analysis techniques and sales of comparable improved properties in surrounding or competing areas to derive units of comparison that are then used to indicate a value for the subject property. Under this approach, the primary methods of analysis used by the appraiser were:
(1) sales price per unit analysis; (2) net operating income analysis; and (3) effective gross income analysis.



         The purpose of the income capitalization approach is to value an income-producing property by analyzing likely future income and expenses of the property over a reasonable holding period. Under the income capitalization approach, AAA performed: (1) a direct capitalization analysis and (2) a discounted cash flow analysis to derive property value. The direct capitalization analysis determines the value of a property by applying a capitalization rate that takes into account all of the factors influencing the value of such property to the net operating income of such property for a single year. The direct capitalization method is normally more appropriate for properties with relatively stable operating histories and expectations. The discounted cash flow analysis determines the value of a property by discounting to present value the estimated operating cash flow of such property and the estimated proceeds of a hypothetical sale of such property at the end of an assumed holding period. The discounted cash flow method is more appropriate for the analysis of investment properties with multiple or long-term leases, particularly leases with cancellation clauses or renewal options. It is especially useful for multi-tenant properties in volatile markets.



         AAA relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach. Although the sales comparison approach is considered a reliable method for valuing property, the income capitalization approach is the primary approach used for valuing income producing property, such as the Property.



         SUMMARY OF INDEPENDENT APPRAISAL OF YOUR PARTNERSHIP'S PROPERTY. AAA performed a complete appraisal of the Property. The summary set forth below describes the material conclusions reached by AAA based on the values determined under the valuation approaches and subject to the assumptions and limitations described below. The estimated total "as is" market value of the fee simple estate of the Property at the time of the appraisal was $7,700,000.



         VALUATION UNDER SALES COMPARISON APPROACH. AAA compared Fairway View II Apartments with five apartment complexes that were sold between January 2000 and August 2001 and located in the Property's real estate market area. Based on its qualitative analysis, AAA rated the locations of all five comparable properties as comparable to the location of Fairway View II Apartments. AAA rated the quality/appeal of three comparable properties as comparable and two comparable properties as inferior to the quality/appeal of Fairway View II Apartments. AAA rated the amenities of three comparable properties as comparable and two comparable properties as inferior to the amenities of Fairway View II Apartments.



         AAA made adjustments to the sales price per unit of each comparable property to reflect differences from Fairway View II Apartments in location, number of units, quality/appeal, age/condition, occupancy at sale, amenities and average unit size. Based on the available data, AAA concluded a value range of $31,350 to $44,796 per unit with a mean or average adjusted price of $38,142 per unit and a median adjusted price of $38,698 per unit. Thus, the estimated value based on a $38,500 sales price per unit for the 204 units was approximately $7,800,000 after adjustment for deferred maintenance.



         As part of the sales comparison approach, AAA also conducted a net operating income ("NOI") analysis. NOI effectively takes into account the various physical, location and operating aspects of the sale. AAA compared Fairway View II Apartments' NOI to the NOI of the five comparable properties and arrived at a percentage adjustment. After applying the percentage adjustment to the sales price per unit of each comparable property, the range of value was between $35,331 and $42,320 per unit, with an average of $38,381 per unit. The appraiser concluded a value of $38,000 per unit for the 204 units of the property, resulting in an estimated "as is" market value of $7,700,000 using the NOI analysis after adjustment for deferred maintenance.



         AAA also performed an effective gross income multiplier ("EGIM") analysis. The EGIM measures the relationship between the sales price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for vacancy and credit loss. AAA estimated the operating expense ratio ("OER") of Fairway View II Apartments to be 38.45% before reserves, with the expense ratios of the five comparable properties ranging from 42.95% to 51.42%, resulting in EGIMs ranging from 4.80 to 5.76.



         Thus, AAA concluded an EGIM of 5.75 for Fairway View II Apartments, and applied the EGIM to the stabilized effective gross income for the property (see Income Approach section below), resulting in a value conclusion of approximately $7,900,000 after adjustment for deferred maintenance.



         AAA estimated the value using the price per unit analysis at $7,800,000, the value using the NOI analysis at $7,700,000 and the value using the EGIM analysis at $7,900,000. Based on these three valuation methods, AAA concluded that the reconciled value for Fairway View II Apartments under the sales comparison approach was $7,800,000. AAA assumed a marketing and exposure period of 6 to 12 months.



         VALUATION UNDER INCOME CAPITALIZATION APPROACH. Under the income capitalization approach, AAA performed: (1) a direct capitalization analysis and
(2) a discounted cash flow analysis to derive a value for Fairway View II Apartments.



         AAA first utilized a discounted cash flow method to analyze the value of the Property. Under this method, anticipated future cash flow and a reversionary value are discounted at an appropriate rate of return to arrive at an estimate of present value. AAA also employed a direct capitalization analysis on the Property by dividing a forecast of NOI by an appropriate capitalization rate. AAA performed a market rent analysis for the Property to derive a projected rental income. The analysis included both a review of the subject's current asking and actual rent rates as well as a comparison with comparable apartment properties. AAA calculated Fairway View II Apartments' effective gross income ("EGI") by adding apartment rental collections to other income and then making an adjustment for vacancy and collection loss. Under this analysis, AAA arrived at an EGI of $1,378,496. Once the EGI was established, operating expenses were deducted from the EGI in order to arrive at an NOI for Fairway View II Apartments of approximately $797,532. AAA performed a pro forma analysis of revenue and expenses for the Property to derive the Property's stabilized NOI. AAA relied on the subject's historical and budgeted income and expenses for this estimate. AAA derived appropriate investment criteria, including an overall capitalization rate, terminal capitalization rate and a discount rate based upon analysis of comparable sales and a survey of real estate investors.



         The assumptions employed by AAA to determine the value of Fairway View II Apartments under the income approach included:

(1)      stabilized vacancy and collection loss rate of 8.5%;



(2)      replacement reserve of $250 per unit;



(3)      overall capitalization rate of 10.50%;



(4)      terminal capitalization rate of 11.50%;



(5)      discount rate of 12.00%;



(6)      2.00% cost of sale at reversion; and



(7)      holding period of 10 years.



No adjustment was made for lease-up costs because the Property was near or at a stabilized condition. An adjustment of $75,000 was made for deferred maintenance. Based on these assumptions, AAA's estimate of cash flows for a 10-year period resulted in an indicated value of $7,800,000 through the discounted cash flow method. The reversion value contributed approximately 35% of the value.



         Under the direct capitalization method, utilizing a capitalization rate of 10.50%, the projected NOI resulted in a value (after rounding) of $7,500,000 after adjustments for deferred maintenance.



         Using the income capitalization approach, AAA determined on an as-is basis that the direct capitalization method and the discounted cash flow method indicated the value for Fairway View II Apartments was $7,600,000.



         RECONCILIATION OF VALUES AND CONCLUSIONS OF APPRAISAL. The final step in the appraisal process was to reconcile the sales comparison approach and the income capitalization approach values to arrive at a final value conclusion. The reconciliation of the two approaches involved weighing the valuation techniques in relation to their substantiation by market and other sources of data, the relativity and applicability of the approaches to the property type, and the purpose of the valuation. AAA concluded that the estimated market value under the sales comparison approach was $7,800,000 and the estimated market value under the income capitalization approach was $7,600,000. After reconciling the various factors, AAA determined a final "as is" market value for Fairway View II Apartments of $7,700,000 as of May 22, 2003.



         ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS OF AAA'S VALUATION. In preparing the appraisal, AAA relied, without independent verification, on the accuracy and completeness of all information supplied or otherwise made available to it by or on behalf of the Partnership. In arriving at the appraisal, AAA assumed:



         o        good and marketable title to the Property;



         o        validity of owner's claim to the Property;



         o no encumbrances which could not be cleared through normal processes, unless otherwise stated;



         o accuracy of land areas and descriptions obtained from public records;



         o        no subsurface mineral and use rights or conditions;



         o no substances such as asbestos, urea-formaldehyde foam insulation, other chemicals, toxic wastes, or other potentially hazardous materials in existence or present on or in the Property;



         o full compliance with applicable federal, state and local environmental regulations and laws, unless otherwise stated, defined and considered;



         o possession of all required licenses, consents, or other legislative or administrative authority from any local, state, or national government or private entity organization and that the renewal of these items is possible;

         o compliance with all applicable zoning and use regulations and restrictions, unless a nonconformity has been stated, defined, and considered;



         o utilization of the land and improvements within property boundaries and no encroachment or trespass of the improvements, unless otherwise stated;



         o the structural integrity of the Property including its conformity to specific governmental code requirements, such as fire, building and safety, earthquake, and occupancy, or any physical defects not readily apparent during inspection; and



         o        compliance with the Americans with Disabilities Act of 1992.



         COMPENSATION OF APPRAISER. AAA was appointed by the court to perform all the real estate appraisals in connection with the litigation settlement. AAA was paid a fee of $619,100 for the appraisals. Aimco Entities paid 50% of the costs of the appraisal, with the other 50% paid from a litigation settlement fund. AAA conducted other appraisals of properties in connection with the litigation settlement agreement.



         AVAILABILITY OF APPRAISAL REPORTS. You may obtain a full copy of AAA's appraisals upon request, without charge, by contacting the Solicitation Agent at the address or the telephone number at the back of this Solicitation Offer. Copies of the appraisal for the Property are also available for inspection and copying at the principal executive offices of the Partnership during regular business hours by any interested unitholder or his or her designated representative at his or her cost. In addition, a copy of the appraisals has been filed with the SEC as an exhibit to the Tender Offer Statement and Rule 13e-3 Transaction Statement on Schedule TO, filed on June 14, 2004.



            PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS



         None of the Partnership, SH Partners or any of the Aimco Entities have purchased any limited partnership units of the Partnership in the past two years, except that (i) on August 13, 2004, AIMCO Properties, L.P. purchased 715 limited partnership units at a price of $40.27 per unit in cash pursuant to a tender offer commenced on June 14, 2004, and (ii) on October 22, 2004, AIMCO Properties, L.P. purchased 97 limited partnership units at a price of $40.27 per unit.



         The Partnership has no employees and depends on the Managing General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for payments to affiliates for services and as reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.



         Affiliates of the Managing General Partner receive 5% of gross receipts from the Partnership's properties as compensation for providing property management services. The Partnership paid to such affiliates approximately $45,000 and $75,000 for the nine months ended September 30, 2005 and 2004, respectively, and approximately $93,000 for the year ended December 31, 2004, which is included in operating expenses and loss from discontinued operations.



         Affiliates of the Managing General Partner received reimbursement of accountable administrative expenses amounting to approximately $76,000 and $81,000 for the nine months ended September 30, 2005 and 2004, respectively, and approximately $111,000 for the year ended December 31, 2004, which is included in general and administrative expenses and investment property. The portion of these reimbursements included in investment property for the nine months ended September 30, 2005 and 2004, and for the year ended December 31, 2004, respectively, are fees related to construction management services provided by an affiliate of the Managing General Partner of approximately $31,000, $6,000 and $23,000, respectively. The construction management service fees are calculated based on a percentage of additions to the investment property. At September 30, 2005, approximately $12,000 in reimbursements was due to the Managing General Partner and is included in due to affiliates.



         For services relating to the administration of the Partnership and operation of the Partnership's property, the Managing General Partner is entitled to receive payment for non-accountable expenses up to a maximum of $150,000 per year from distributions from operations, subject to certain limitations. No such fees were earned or paid during the nine months ended September 30, 2005 and 2004. No such fees were earned for the year ended December 31, 2004 as there were no distributions from operations.

         For managing the affairs of the Partnership, the Managing General Partner of the Partnership is entitled to receive a partnership management fee. The fee is equal to 4% of the Partnership's adjusted cash from operations, as defined in the Partnership Agreement, in any year, provided that 50% of the fee is not paid until the Partnership has distributed to the limited partners adjusted cash from operations in such year which is equal to 5% of the limited partners' adjusted invested capital, as defined, on a non-cumulative basis. In addition, 50% of the fee is not paid until the Partnership has distributed to the limited partners adjusted cash from operations in such year which is equal to 8% of the limited partners' adjusted invested capital on a non-cumulative basis. The fee is paid when adjusted cash from operations is distributed to the limited partners. The Managing General Partner was not entitled to receive this fee during the nine months ended September 30, 2005 or 2004, or the year ended December 31, 2004.



         Upon the sale of the Partnership's properties, the Managing General Partner is entitled to an incentive compensation fee equal to a declining percentage of the difference between the total amount distributed to limited partners and the appraised value of their investment at February 1, 1992. The percentage amount to be realized by the Managing General Partner, if any, is dependent upon the year in which the property is sold. Payment of the incentive compensation fee is subordinated to the receipt by the limited partners, of: (a) distributions from capital transaction proceeds of an amount equal to their appraised investment in the Partnership at February 1, 1992; and (b) distributions from all sources (capital transactions as well as cash flow) of an amount equal to a six percent (6%) per annum cumulative, non-compounded return on their investment in the Partnership at February l, 1992. During the year ended December 31, 2004, the Managing General Partner was entitled to approximately $97,000 related to the sale of The Pines Apartments in April 2004. If the Sale of Fairway View II is completed, the Managing General Partner will be entitled to receive approximately $27,939 as an incentive compensation fee.



         The Managing General Partner and certain of its affiliates have established a revolving credit facility (the "Partnership Revolver"), to be used to fund deferred maintenance and working capital needs of the Partnership and certain other affiliated partnerships in the National Property Investors Partnership Series. The maximum draw available to the Partnership under the Partnership Revolver is $500,000. Loans under the Partnership Revolver have a term of 365 days, are unsecured and bear interest at the prime rate plus 2% per annum, approximately 8.75% at September 30, 2005. The maturity date of any such borrowing accelerates in the event of: (i) the removal of NPI Equity Investors, Inc. as the managing general partner (whether or not for cause); (ii) the sale or refinancing of a property by the Partnership (whether or not a borrowing under the Partnership Revolver was made with respect to such property); or (iii) the liquidation of the Partnership. During the year ended December 31, 2004, the Partnership received approximately $290,000 under this revolver to pay outstanding accounts payable at Fairway View II Apartments. Interest expense for the year ended December 31, 2004 was approximately $4,000. At December 31, 2004, approximately $294,000 in principal and accrued interest was included in due to affiliates.



         Pursuant to the Partnership Revolver, the Managing General Partner advanced the Partnership approximately $122,000 to pay outstanding accounts payable and for property improvements and replacements at Fairway View II Apartments during the nine months ended September 30, 2005. During the nine months ended September 30, 2005, the Partnership paid approximately $40,000 in principal payments and interest. Interest expense for the nine months ended September 30, 2005 was approximately $18,000. There was no such interest expense for the nine months ended September 30, 2004. At September 30, 2005, approximately $393,000 in principal and accrued interest was included in due to affiliates. Between October 1, 2005 and December 31, 2005, the Managing General Partner advanced the Partnership approximately $111,000 to fund property improvements and replacements at Fairway View II Apartments.



         The Partnership insures its property through coverage provided by Aimco which is generally self-insured for a portion of losses and liabilities related to workers' compensation, property casualty, general liability and vehicle liability. The Partnership insures its property above the Aimco limits through insurance policies obtained by Aimco from insurers unaffiliated with the Managing General Partner. The Partnership was charged by Aimco and its affiliates approximately $21,000 and $43,000, respectively, during the nine months ended September 30, 2005 and 2004, and approximately $43,000 during the year ended December 31, 2004, for insurance coverage and fees associated with policy claims administration.


                           CERTAIN INTERESTED PARTIES


         Certain of the Aimco Entities own a 33.3% interest in, and act as general partner of, SH Partners. By agreement between these Aimco Entities and Calstrs, Calstrs is responsible for funding all of the costs for SH Partners to purchase the Property, and is entitled to receive all distributions and allocations of gain or loss attributable to SH Partners' investment in the Property. However, through its interest in SH Partners, the Aimco Entities could still benefit as a result of SH Partners' acquisition of the Property. For example, upon a liquidation of SH Partners, if its assets other than the Property were insufficient to satisfy all of SH Partners' creditors, proceeds from a disposition of the Property might be used to pay SH Partners' liabilities, which could inure to the benefit of the Aimco Entities.



         We and our affiliates hold approximately $489,929 of Partnership indebtedness, which will be repaid from the Sale proceeds. Upon completion of the Sale, we will receive an incentive compensation fee, which we estimate will be approximately $28,000, based on information available as of November 30, 2005. In addition, upon completion of the Sale (whether to SH Partners or Calstrs), an affiliate of ours is expected to assume responsibility for managing the Property. In consideration for managing the Property, this affiliate would receive a management fee equal to 3.65% of gross revenues, which is less than the property management fee currently paid by the Partnership to an affiliate of ours, which is 5% of gross revenues.



         Our affiliates have varying ownership interests in each of the Nine Sale Properties being sold pursuant to the Purchase and Sale Agreement. Five of the Nine Sale Properties are wholly owned by our affiliates. The other four properties, including Fairway View II, are owned by three partnerships in which our affiliates own between 68% and 80% of the outstanding limited partnership interests. We and the other Sellers have allocated the aggregate purchase price among the Nine Sale Properties based on their relative fair market values. However, our affiliates' different levels of ownership in the properties created a conflict of interest in which we have an incentive to ascribe greater value to those properties which are wholly owned by our affiliates. See "Purchase and Sale Agreement - Purchase Price."


                            THE CONSENT SOLICITATION

APPROVAL OF THE SALE AND THE AMENDMENTS; CONSENTS REQUIRED

         We are soliciting consents from limited partners to approve:

                  o the Sale of the Property pursuant to the Purchase and Sale Agreement; and

                  o Amendments to the Partnership Agreement to permit the Sale of the Property to SH Partners.


         The limited partners' approval of the Sale of the Property will also be deemed to authorize us in our discretion, to reduce the purchase price for the Property by up to 10% and make any other amendments to the Purchase and Sale Agreement which, in our opinion, are necessary, appropriate or desirable in connection with the Sale, and that do not materially and adversely affect the Partnership.



         If the Sale and the Amendments are both approved, the Property will be sold to SH Partners. If the Sale is approved but the Amendments are not approved, then the Property will not be sold to SH Partners, but Calstrs will have an option to purchase the Property. Approval of the Sale will authorize the Sale of the Property to Calstrs. However, Calstrs would not be obligated to purchase the Property and, as a result, the Sale might not occur.



         CONSENTS REQUIRED FOR THE SALE. Section 16.2.5 of the Partnership Agreement provides that the Partnership's sale of all or substantially all of its assets, or 66-2/3% or more of the net book value of all of the Partnership's property, in a single sale, or in multiple sales in the same 12-month period, must be approved by the limited partners owning a majority of the limited partnership units entitled to vote thereon. Fairway View II is the Partnership's only remaining Property, so the Sale requires the Majority Approval.



         As of February __, 2006, the Partnership had approximately 1,064 limited partners who collectively owned 60,517 outstanding limited partnership units. Each limited partnership unit represents approximately 0.0017% of the outstanding limited partnership units. As of February __, 2006, our affiliates owned 42,461.67 limited partnership units (representing 70.16% of the total outstanding limited partnership units). These affiliates will consent to the Sale. However, 25,399 of these limited partnership units (approximately 42% of the total outstanding) held by our affiliates are subject to a voting restriction. Under a settlement agreement, DeForest Ventures II, L.P., a prior owner of these units, agreed that these 25,399 limited partnership units would be voted in the same proportion as the votes of units not held or controlled by it on any matter that is submitted to a vote of the limited partners by the general partner of the Partnership or its affiliates. These limited partnership units were acquired by one of our affiliates through a merger, and are still subject to this voting restriction. Our affiliates can vote free of this voting restriction an aggregate of 17,062.67 limited partnership units (representing 28.19% of the total outstanding), which were acquired by our affiliates in transactions unrelated to the merger and are owned by an entity which is not controlled by the owner of the units subject to the voting restriction. As a result, the consent of the owners of an additional

500 limited partnership units, or approximately .83% of the limited partnership units outstanding, will be required to obtain the Majority Approval for the Sale.


         CONSENTS REQUIRED FOR THE AMENDMENTS. Section 16.2.4 of the Partnership Agreement provides that an amendment of the Partnership Agreement requires Majority Approval. However, because an affiliate of ours owns an interest in SH Partners, in order to authorize the proposed Amendments, we are also seeking the Approval of Unaffiliated Partners.


         As described above, as of February __, 2006, 60,517 limited partnership units were outstanding, of which our affiliates owned 42,461.67 units (representing 70.16% of the total outstanding limited partnership units), and other limited partners owned 18,055.33 units (representing 29.84% of the total outstanding limited partnership units). These affiliates will consent to the Amendments. However, as a result of the voting restriction described above, the consent of the owners of an additional 500 limited partnership units, or approximately .83% of the limited partnership units outstanding, will be required to obtain the Majority Approval for the Amendments. The consent of owners of 9,029.47 limited partnership units that are not owned by our affiliates will be required to obtain the Approval of Unaffiliated Partners for the Amendments.


RECORD DATE


         The Partnership has fixed February __, 2006 as the Record Date for determining the limited partners entitled to consent to the Sale and the Amendments. Only limited partners of record on the Record Date may execute and deliver a Consent Form.


SOLICITATION OF CONSENTS


         This solicitation is being made by NPI Equity Investments, Inc., the managing general partner, on behalf of the Partnership. We have retained The Altman Group, Inc. to act as its Solicitation Agent in connection with this consent solicitation. The Partnership will pay the Solicitation Agent reasonable and customary compensation for its services in connection with the consent solicitation, plus reimbursement for out-of-pocket expenses, and will indemnify it against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. Consents may be solicited by mail, telephone, e-mail and in person. Solicitations may be made by our representatives, none of whom will receive additional compensation for such solicitations. Solicitations also may be made by representatives of the Solicitation Agent, for which the Solicitation Agent will receive a fee of $5.00 per telephone call. The cost of preparing, assembling, printing and mailing this Solicitation Statement and the enclosed Consent Form will be borne by the Partnership.


SOLICITATION PERIOD

         The solicitation period will begin upon our mailing of this Solicitation Statement and end on the Expiration Date, or such later date as we may indicate by a future written notice of extension of the solicitation period.

CONSENT PROCEDURES

         Limited partners who desire to consent to the Sale and the Amendments should do so by marking the appropriate boxes on the included Consent Form and by signing, dating and delivering the Consent Form to the Solicitation Agent by hand, mail, overnight courier or facsimile at the address or facsimile number set forth on the Consent Form, all in accordance with the instructions contained herein and therein.


         All Consent Forms that are properly completed, signed and delivered to the Solicitation Agent and not properly revoked (See "Revocation of Instructions" below) prior to the Expiration Date, will be given effect in accordance with the specifications thereof. IF A CONSENT FORM IS DELIVERED AND NEITHER THE "CONSENTS," THE "WITHHOLDS CONSENT" NOR THE "ABSTAINS" BOX IS MARKED WITH RESPECT TO A PARTICULAR PROPOSAL (THE SALE OR THE AMENDMENT), BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.


         Consent Forms must be executed in exactly the same manner as the name(s) in which ownership of the limited partnership units is registered. If the limited partnership units to which a Consent Form relates are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

         The execution and delivery of a Consent Form will not affect a limited partner's right to sell or transfer the limited partnership units. All Consent Forms received by the Solicitation Agent prior to the Expiration Date will be effective notwithstanding a record transfer of such limited partnership units subsequent to the Record Date, unless the limited partner revokes such Consent Form prior to 5:00 p.m., New York City time, on the Expiration Date by following the procedures set forth under "Revocation of Instructions" below.


         All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by us in our sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with the deliveries of Consent Forms must be cured within such time as we determine. Neither we nor any of our affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by us shall be conclusive and binding.

REVOCATION OF INSTRUCTIONS


         Any limited partner who has delivered a Consent Form to the Solicitation Agent may revoke the instructions set forth in such Consent Form by delivering to the Solicitation Agent a written notice of revocation prior to 5:00 p.m., New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as "Consents," "Withholds Consent" or "Abstains," as the case may be, for either proposal, or in a writing delivered to us stating that the prior Consent Form is revoked, (iii) be signed by the limited partner in the same manner as the original signature on the Consent Form, and (iv) be received by the Solicitation Agent prior to 5:00 p.m., New York City time, on the Expiration Date at one of its addresses or facsimile number set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or telephone number or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. NO LIMITED PARTNER MAY REVOKE THE INSTRUCTIONS SET FORTH IN A CONSENT FORM AFTER 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


         As of the date of this consent solicitation statement, none of our directors or officers own any limited partnership units. The table below sets forth certain information regarding limited partnership units of the Partnership owned by each person or entity who is known by the Partnership to beneficially own more than 5% of the limited partnership units as of February __, 2006.


                                                                Number of Units      Percentage of
          Name and Address of Beneficial Owner                 Beneficially Owned        Class
--------------------------------------------------------       ------------------    -------------

AIMCO IPLP, L.P. (1)                                                  25,399             41.97 %
Stanford Place 3, 4582 S. Ulster St. Parkway, Suite 1100
Denver, CO 80237

AIMCO Properties, L.P. (2)                                         17,062.67             28.19 %
Stanford Place 3, 4582 S. Ulster St. Parkway, Suite 1100
Denver, CO 80237
                                                               ------------------    -------------

TOTAL                                                              42,461.67             70.16 %


----------
(1) The Units may be deemed beneficially owned by AIMCO/IPT, Inc. (which is the general partner of AIMCO IPLP, L.P.) and Apartment Investment and Management Company (which owns AIMCO/IPT, Inc.), which is the ultimate parent corporation of NPI Equity Investments, Inc., the Managing General Partner of the Partnership.


(2) The Units may be deemed beneficially owned by AIMCO-GP, Inc. (which is the general partner of AIMCO Properties, L.P.) and Apartment Investment and Management Company (which owns AIMCO-GP, Inc.), which is the ultimate parent corporation of NPI Equity Investments, Inc., the Managing General Partner of the Partnership.

                           PURCHASE AND SALE AGREEMENT

         We entered into the Purchase and Sale Agreement with Calstrs and the other Sellers on November 14, 2005. Under the terms and subject to the conditions of the Purchase and Sale Agreement, Calstrs has agreed to purchase the Nine Sale Properties, including Fairway View II. Under the agreement, Calstrs must assign its purchase rights to SH Partners. The representations, warranties, obligations, and covenants of each Seller are individual and several, and not joint and several, and each Seller is responsible and liable only for its own property and its own representations, warranties, obligations, and covenants. The purchaser has agreed to look solely to the applicable Seller for any amount due hereunder or, obligation owed hereunder. Except for a property for which the requisite limited partner approval was not obtained, the Sellers' obligations to sell, and the purchaser's obligations to purchase, the Nine Sale Properties are not severable, and the Sellers must sell, and the purchaser must purchase, all of the Nine Sale Properties under the agreement. The following is a summary of the material terms and provisions of the Purchase and Sale Agreement.

PURCHASE PRICE

         The aggregate purchase price for the Nine Sale Properties is $98,010,000, less a credit for capital needs of $11,190,000, for a net purchase price of $86,820,000. The portion of this aggregate purchase price that has been allocated to Fairway View II is $9,790,000, less a credit for capital needs of $2,040,000, for a net purchase price of $7,750,000. With respect to each of the Nine Sale Properties, all normal and customarily proratable items, including, without limitation, rents, operating expenses, personal property taxes, other operating expenses and fees, will be prorated as of the closing date, with the applicable Seller being charged or credited, as appropriate, for all of the same attributable to the period up to the closing date (and credited for any amounts paid by the applicable Seller attributable to the period on or after the closing date, if assumed by the purchaser), and the purchaser being responsible for, and credited or charged, as the case may be, for all of the same attributable to the period on and after the closing date.


         Five of the Nine Sale Properties were wholly owned by our affiliates. These five properties were sold to SH Partners on December 22, 2005. The other four properties, including Fairway View II, are owned by three partnerships in which our affiliates own less than 100% of the outstanding limited partnership interests. We and the other Sellers have allocated the aggregate purchase price among the Nine Sale Properties based on their relative fair market values. However, our affiliates' different levels of ownership in the properties created a conflict of interest in which we have an incentive to ascribe greater value to those properties which are wholly owned by our affiliates. Each of the Nine Sale Properties, its owner (prior to being sold pursuant to the Purchase and Sale Agreement), our affiliates' percentage ownership in the owner, and its allocated portion of the aggregate purchase price (net of all credits for capital needs) is summarized in the table below:




                                                                            Percentage
                                                                           Ownership of
                                                                         Affiliates of the
                                                                         Managing General      Allocated Portion of
         Property                                Owner                        Partner             Purchase Price
--------------------------       ------------------------------------    -----------------     --------------------
Windsor Hills                    Windsor Hills I, L.P.                         80.36%               $ 14,390,000
Place du Plantier                National Property Investors 6                 69.23%               $ 10,500,000
Fairway View I                   National Property Investors 6                 69.23%               $  7,560,000
Fairway View II                  National Property Investors 7                 70.46%               $  7,750,000
Treehouse II                     TAHF II Limited Partnership(1)                  100%               $  4,810,000
Sunstone                         Couch-Oxford Associates Limited
                                 Partnership(1)                                  100%               $ 14,175,000
Peppermill Village               Peppermill Village-Oxford Associates
                                 L.P.(1)                                         100%               $  8,505,000
Williamsburg on the Wabash       Williamsburg Investors Limited
                                 Partnership(1)                                  100%               $ 17,340,000
Mayfair Village                  Mayfair Village Limited                         100%               $  1,790,000
                                 Partnership(1)



----------
      (1)  The property was sold to SH Partners on December 22, 2005.

THE PURCHASED ASSETS

         Each of the Sellers has agreed to sell all of its interest in and to the Nine Sale Properties, including the land parcel; all buildings and improvements located thereon; all equipment and appliances affixed to and used in connection with the property or any of the improvements; rights, privileges and easements appurtenant to or used in connection with the property; tangible personal property, equipment and supplies owned by the Seller and located at the property and used exclusively in connection with the use, operation, maintenance or repair of all or any portion of the property; and certain intangible property owned by the Seller and used exclusively in connection with all or any portion of the property, including, leases, certain service contracts, property-related files and records, all reports, test results and environmental assessments, if any, as-built plans, specifications and other similar documents and materials relating to the use, operation, maintenance, repair, construction or fabrication of all or any portion of the property, transferable business licenses, certain architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements affecting any portion of the property.

LOAN OBLIGATIONS

         At the closing, each Seller will use a portion of the purchase price for its property to pay off all loan obligations encumbering its property. Fees payable in connection with the payoff of such loans will be paid by the purchaser but will be deducted from the purchase price otherwise payable to the Seller.

LIMITED PARTNER APPROVALS

         The Partnership, Windsor Hills I, L.P. and National Property Investors 6 have each agreed to use commercially reasonable efforts to obtain, as soon as practicable, the requisite approvals of their respective limited partners (or, in the case of Windsor Hills I, L.P., the approval of limited partners of Shelter Properties I Limited partnership, which is its sole limited partner) to permit the sale of the four properties owned by them to SH Partners. If the limited partners of any of these partnerships fail to approve the transaction, SH Partners may elect to close on the other Nine Sale Properties, and Calstrs (rather than SH Partners) may elect to purchase the property for which limited partner approval was not obtained. If Calstrs does not elect to purchase any such property, the Seller may either extend the closing date for that property until such approval is obtained (but not beyond June 30, 2006) or terminate the agreement with respect to that property.

CLOSING


         The closing of the sale of the five properties that are wholly owned by our affiliates occurred on December 22, 2005. The closing of the sale of the other four properties, including Fairway View II, is expected to take place as soon as practicable after the requisite limited partner approvals have been obtained.


REPRESENTATIONS AND WARRANTIES


         The agreement contains representations and warranties by the Sellers, including, without limitation, representations and warranties regarding due organization; authority and validity of agreements; leases and service contracts in effect at the properties; violations of law; litigation, zoning; environmental matters; employees; personal property; and property documents. Each Seller's aggregate liability for a breach of its representations and warranties is limited to $500,000, and is limited to claims brought within 12 months after the closing.



         The agreement also contains representations and warranties by the purchaser, including, without limitation, representations and warranties regarding due organization; authority and validity of agreements; and the purchaser's status under laws relating to terrorist financing and foreign assets controls.


CONDITIONS TO CLOSING

         The obligation of the purchaser to complete the transactions contemplated by the agreement is subject to the satisfaction or waiver of the following conditions:

         o the title company shall be prepared and irrevocably committed to issue an extended coverage owner's policy of title insurance for the property satisfactory to the purchaser;

         o all of the representations and warranties of the Sellers in the agreement shall be true, correct and complete in all material respects as of the closing date;

         o Sellers shall have complied with and/or performed all of the obligations, covenants and agreements required on their part to be complied with or performed pursuant to the agreement;

         o the physical condition of the properties shall be substantially the same as on the inspection date of July 12, 2005, except for reasonable wear and tear;

         o there shall have been no material adverse change in or addition to the information or items reviewed and approved by the purchaser prior to the inspection date;

         o no action or proceeding shall have been commenced by or against any Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors, and no attachment, execution, lien or levy shall have attached to or been issued with respect to any Seller's interest in its property or any portion thereof; and

         o the Sellers shall have delivered such documents or instruments as are required to be delivered by the Sellers pursuant to the agreement, including deeds, assignments of leases, bills of sale and assignment, non-foreign affidavits, a guaranty by Apartment Investment and Management Company, and an amendment to the agreement of limited partnership of SH Partners.


         If any of the purchaser's closing conditions are not fulfilled, the purchaser may waive the condition and close, without adjustment of the purchase price, or terminate the agreement.


         The obligation of the Sellers to complete the transactions contemplated by the agreement are subject to the satisfaction or waiver of the following conditions:

         o all of the representations and warranties of the purchaser in the agreement shall be true, correct and complete in all material respects;

         o the purchaser shall have complied with and/or performed all of the obligations, covenants and agreements required on its part to be complied with or performed pursuant to the agreement;

         o no action or proceeding shall have been commenced by or against the purchaser under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors; and

         o the purchaser shall have delivered such documents or instruments as are required to be delivered by the purchaser pursuant to the agreement, including an amendment to the agreement of limited partnership of SH Partners, assignments of leases, and bills of sale and assignment.


         If any of the Sellers' closing conditions are not fulfilled, the Sellers may waive the condition and close, without adjustment of the purchase price, or terminate the agreement.


CASUALTY AND CONDEMNATION


         Prior to the closing, if (i) all or any material portion of any property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), or (ii) any material damage occurs to any portion of any property as a result of any earthquake, hurricane, tornado, flood, landslide, fire or other casualty, then the purchaser will have the option to terminate the agreement within 30 days, in which case the purchaser and the Sellers will equally share the cancellation charges of the escrow agent and the title company, if any. The purchaser does not have a right to terminate the agreement as a result of (i) any taking of any portion of any property that is not a material portion, or (ii) any damage or destruction of any portion of any property that does not constitute material damage. If the purchaser does not elect, or has no right, to terminate the agreement, the purchaser will be entitled to keep all awards and insurance proceeds for the condemnation or casualty, and will receive a credit against the portion of the purchase price applicable to such property for the cost of any repair and/or restoration not covered by such awards and insurance proceeds. For this purpose, "material" is defined as having a value in excess of $350,000.

ONGOING OPERATIONS

         Until the closing, each Seller has agreed, at its sole cost and expense, to:

         o carry on its business and activities relating to its property, including leasing, maintenance and operations in the same manner as it did before entering into the agreement;

         o perform all of its obligations under leases and service contracts applicable to its property and other agreements that may affect its property;

         o not supplement or amend any existing contract or enter into any new contract that will be an obligation affecting its property subsequent to the closing, except leases and other contracts entered into in the ordinary course of business;

         o continue to maintain insurance in accordance with its current business practices;

         o afford the purchaser and its representatives reasonable access to the property owned by such Seller and to such Seller's books, records and files relating to such property;

         o not voluntarily grant or transfer or permit the grant or transfer of any interest in the property owned by it, including any air rights;

         o promptly advise the purchaser of any litigation or governmental proceeding to which it becomes a party directly affecting its property; and

         o promptly forward to the purchaser any written notice received by it from any governmental agency in connection with any actual or alleged violation of any law or regulation applicable to its property.

REMEDIES

         If closing fails to occur as a result of a default by the purchaser, then the Sellers, collectively, are entitled to receive, as their sole and exclusive remedy liquidated damages in the amount of $1,100,000. If closing fails to occur as a result of a default by any Seller, then the purchaser, as its sole remedy, may elect to either (i) terminate the agreement, in which event, the Sellers shall reimburse the purchaser for its reasonable out-of-pocket costs up to a maximum of $100,000 per property, or (ii) seek specific performance for the conveyance of the property to the purchaser (but not damages).

PROPERTY MANAGEMENT

         At the closing, all existing property management agreements affecting the Nine Sale Properties will be terminated at Sellers' sole cost and expense, and the purchaser will enter into a new property management agreement with an Aimco affiliate as property manager with a management fee of 3.65% of gross revenues.

EXPENSES AND CLOSING COSTS


         Each party will pay its own costs and expenses arising in connection with the closing (including, without limitation, its own attorneys' and advisors' fees, charges and disbursements), except the following costs, which shall be allocated between the parties as follows:


         o all documentary transfer, stamp, sales and other taxes related to the transfer of a property shall be paid (i) for each property located in Louisiana (including Fairway View II), by the purchaser, and (ii) for each other property, by the applicable Seller;

         o the escrow agent's escrow fees and costs for each property shall be paid (i) for each property located in North Carolina or Texas, by the applicable Seller, and (ii) for each other property (including Fairway View II), half by the applicable Seller and half by the purchaser;

         o the cost of a survey and its survey certification shall be paid (i) for each property located in Louisiana (including Fairway View II) or Virginia, by the purchaser, and (ii) for each other property, by the applicable Seller;

         o the cost of the owner's title policy for each property (and all permitted endorsements and amendments thereto) shall be paid (i) for each property located in Louisiana (including Fairway View II), North Carolina or Virginia, by the purchaser, and (ii) for each other property, by the applicable Seller; and

         o all recording fees for each property shall be paid by the purchaser.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The tax consequences to you of the Sale of the Property may be significant. The following discussion briefly summarizes the typical material aspects of the federal income tax consequences for the limited partners that should be considered in connection with the Sale; however, the tax consequences to you could be materially different. EACH LIMITED PARTNER SHOULD CONSULT AND MUST RELY UPON HIS, HER OR ITS OWN TAX ADVISOR IN ORDER TO UNDERSTAND FULLY THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND ESTATE AND GIFT TAX CONSEQUENCES TO HIM, HER OR IT ARISING FROM THE SALE OF THE PROPERTY.


         The discussion is based on current law, which is subject to change (possibly with retroactive effect), and does not consider state, local and foreign income tax aspects of the Sale of the Property. For purposes of this tax discussion, references to "I.R.C. Section" are to sections of the Internal Revenue Code of 1986, as amended ("I.R.C." or the "Code"). THIS DISCUSSION DOES NOT ADDRESS SPECIAL CONSIDERATIONS AND RULES APPLICABLE TO LIMITED PARTNERS THAT ARE TAX-EXEMPT OR FOREIGN ENTITIES.


         No ruling will be requested from the Internal Revenue Service on any of the tax matters discussed herein. The federal income tax consequences to the limited partners from the Sale of the Property cannot be predicted with absolute certainty. We cannot assure that the Internal Revenue Service will not audit or question the treatment of any item discussed herein.

         The following discussion assumes that the Partnership will recognize taxable gain on the Sale of the Property. The following discussion also assumes that the Partnership is characterized as a partnership for federal income tax purposes. If the Partnership is treated for federal income tax purposes as an association, any cash available for distribution after the Sale would be substantially reduced and the tax consequences would be materially different than as described below.


         TAX CONSEQUENCES IF THE PROPERTY IS SOLD. The Partnership will recognize taxable gain from the Sale of the Property in an amount equal to the difference between the Partnership's adjusted tax basis in the Property and the amount realized. The Partnership's amount realized from the Sale includes the sum of cash it receives from the purchaser plus the fair market value of any property it receives other than money. If the purchaser assumes or takes the Property subject to liabilities that encumber the Property, the face amount of those liabilities is also included in the Partnership's amount realized as though the purchaser had made a cash payment to the Partnership in the same amount. Selling expenses of the Partnership, such as legal fees and title costs, reduce the Partnership's amount realized with respect to the Sale. Any gain recognized by the Partnership will be allocated to the partners, including the limited partners, in accordance with the Partnership Agreement. We estimate that the Sale will result in total gain of approximately $60 per limited partnership unit, based on information available as of November 30, 2005. This amount is an estimate based on a number of assumptions as discussed under "Use of Proceeds." When the Partnership completely terminates (which should occur at the conclusion of the Nuanes litigation), a typical limited partner (the tax bases in whose units have not been adjusted on account of a sale or death) could recognize a capital loss of approximately $59 per unit on account of syndication fees that are nondeductible at the Partnership level.



         Generally, if a partnership is a "dealer" with respect to a property, any gain that it recognizes on the sale of that property will be taxed as ordinary income. Under I.R.C. Section 707, certain related party sales result in gain being taxed as ordinary income; however, the general partner does not believe this section would be applicable to this transaction. Alternatively, any gain in excess of "depreciation recapture gain" (discussed below) and "unrecaptured I.R.C. Section 1250 gain" (discussed below) generally will be taxed as gain arising from the sale of property used in the Partnership's trade or business under I.R.C. Section 1231 ("I.R.C. Section 1231 gain"). Each limited partner will be allocated its share of the Partnership's I.R.C. Section 1231 gain. In general, if the combination of all I.R.C. Section 1231 gains and losses of a particular limited partner for a taxable year results in a net gain, all of such gains and losses will be characterized as long-term capital gains and losses. If the combination results in a net loss, all of such gains and losses will be characterized as ordinary gains and losses. However, notwithstanding the foregoing, net I.R.C. Section 1231 gains will be treated as ordinary gains to the extent of a limited partner's unrecaptured net I.R.C. Section 1231 losses for the five most recent prior years. As a result, all or a portion of any I.R.C. Section 1231 gain from the sale of the Partnership's property allocated to a limited partner may be treated as ordinary income, rather than long-term capital gain, if the limited partner has had net I.R.C. Section 1231 losses in prior years.



         Under I.R.C. Section 1245, gain recognized by the Partnership from the sale of any of its depreciable or amortizable personal property and certain statutorily designated real property (i.e., "depreciation recapture gain") is re-characterized as ordinary income and will be allocated to the partners as such. The amount of the Partnership's depreciation recapture gain equals the amount by which the lower of (i) the amount realized and (ii) the recomputed basis (i.e., a property's basis plus all amounts allowed for depreciation) of the transferred property exceeds that property's adjusted basis.



         Generally, under I.R.C. Section 1250, no portion of the gain recognized by the Partnership upon the disposition of its residential rental real property is re-characterized as ordinary income because such property is depreciated using the straight-line method. However, under I.R.C. Section 291(a)(1), a portion of a corporation's capital gain from the disposition of residential rental real property is re-characterized as ordinary income. The portion that is re-characterized equals 20% of the excess of the amount that would have been treated as ordinary income under I.R.C. Section 1245 if the transferred property were I.R.C. Section 1245 property (which generally would be all depreciation deductions previously claimed) over the amount treated as ordinary income under I.R.C. Section 1250 (calculated without regard to I.R.C. Section 291(a)(1)). Therefore, under I.R.C. Section 291(a)(1), corporate limited partners of the Partnership may recognize ordinary income upon disposition of the Partnership's residential rental real property.



         In the case of limited partners of the Partnership that are individuals, estates or trusts, the application of I.R.C. Section 1250 will not require those taxpayers to recognize gain taxable as ordinary income; however, those limited partners may be allocated gain from the Partnership's Sale of the Property that is taxed as "unrecaptured I.R.C. Section 1250 gain." Unrecaptured I.R.C. Section 1250 gain is generally equal to the gain on the sale of real property that is attributable to straight-line depreciation. The maximum federal tax rate applicable to unrecaptured I.R.C. Section 1250 gain is currently 25%.



         In the case of limited partners that are individuals, trusts or estates, gain from the sale of the Partnership's property that is not taxed as ordinary income or as unrecaptured I.R.C. Section 1250 gain is generally taxed at a capital gains tax rate, the current maximum rate of which is 15%. Gain from the sale of the Partnership's property that is allocated to limited partners that are corporations is not eligible for preferential capital gains tax rates.



         If a limited partner possesses suspended tax losses, tax credits or other items of tax benefit, such items may be used to reduce any tax liability that arises with respect to any gain resulting from the sale of the Partnership's property and allocated to that limited partner. The determination of whether a limited partner possesses suspended tax losses, tax credits or other items of tax benefit that may reduce any gain resulting from the sale will depend upon such limited partner's individual circumstances. Limited partners are urged to consult with their tax advisors in this regard.



         DISTRIBUTIONS OF CASH. A distribution of cash by the Partnership to a limited partner will be treated as an amount realized from a sale of the limited partner's interest in the Partnership and will result in taxable gain only to the extent that the distribution exceeds the limited partner's adjusted tax basis in his, her or its Partnership interest. Otherwise, distributions will be tax free, and the limited partner's adjusted tax basis in his Partnership interest will be decreased, but not below zero.



         Generally, any gain recognized by a limited partner arising from a cash distribution by the Partnership will be capital gain. Nevertheless, to the extent that a portion of that gain is attributable to "unrealized receivables" of the Partnership, including depreciation recapture, or to certain inventory items described in I.R.C. Section 751, such gain will be taxed as ordinary income.



         PROCEEDS AVAILABLE FOR DISTRIBUTION TO THE LIMITED PARTNERS FROM THE SALE OF THE PROPERTY AFTER REPAYMENT OF THE PARTNERSHIP'S DEBT MAY BE LESS THAN ANY TAX LIABILITY RESULTING FROM THE GAIN RECOGNIZED BY THE PARTNERSHIP (AS A RESULT OF THE SALE) THAT IS ALLOCABLE TO THE PARTNERS AND LESS THAN THEIR TAX LIABILITY RESULTING FROM THE GAIN RECOGNIZED BY THE PARTNERS AS A RESULT OF ANY CASH DISTRIBUTIONS FROM THE PARTNERSHIP, AND ANY TAX LIABILITY RESULTING FROM THE FOREGOING. ACCORDINGLY, LIMITED PARTNERS MAY BE REQUIRED TO USE FUNDS FROM SOURCES OTHER THAN THE PARTNERSHIP IN ORDER TO PAY ANY TAX LIABILITIES THAT ARISE AS A RESULT OF THE RECOGNITION GAIN.



         TAX CONSEQUENCES IF THE PROPERTY IS NOT SOLD. The Partnership's current tax basis in the Property is approximately 15% of its original tax basis in the Property. As a result, it is more likely that continued operation of the Property will generate taxable income to the limited partners, and it is less likely that there will be depreciation and other deductions equal to or greater than the income generated from the Property. In addition, it is anticipated that there may not be any cash available for distribution since it is expected that all or substantially all of the Property's cash flow will be used to service the Partnership's liabilities. Accordingly, limited partners may be required to use funds from sources other than the Partnership in order to pay any tax liabilities that arise as a result of the Partnership's continued operation of the Property. The Partnership also will continue to incur the administrative costs of operating the Partnership, including the cost of preparing and filing partnership tax returns, and it will continue to incur management fees. If a limited partner possesses suspended tax losses, tax credits or other items of tax benefit, such items may potentially be used to reduce any tax liability that arises with respect to any taxable net income as a result of the continued operation of the Property by the Partnership. Limited partners are urged to consult their tax advisors in this regard.



                                FEES AND EXPENSES



         The Partnership will pay all expenses incurred in connection with this consent solicitation (including costs and expenses of preparing, printing and mailing this Solicitation Statement), the Sale of the Property and the liquidation and winding-up of the Partnership. The estimated fees and expenses associated with the Sale of the Property and the liquidation and winding-up of the Partnership are included in the table set forth under "Description Of The Transaction--Estimated Distribution to Limited Partners." The following is an itemized statement of the estimated expenses to be incurred in connection with this consent solicitation:




         Solicitation Agent Fees..........................        $6,800
         Legal Fees.......................................       $50,000
         Printing Fees....................................        $4,800
         Tax and Accounting Fees..........................        $1,500
         Postage..........................................        $4,800
         Depositary.......................................          $500
                                                                 -------
         Total                                                   $68,400
                                                                 =======



                          CERTAIN FINANCIAL INFORMATION



         HISTORICAL FINANCIAL INFORMATION. In this Solicitation Statement, we incorporate by reference certain information from the Partnership's annual and quarterly reports filed with the SEC. Copies of these reports are enclosed herewith. See "Incorporation by Reference."



         DISTRIBUTIONS. The Partnership did not make any distributions to limited partners during the year ended December 31, 2005. For the year ended December 31, 2004, the Partnership made the following distributions per limited partnership unit:



  RECORD DATE                     PAYMENT DATE                           AMOUNT
----------------                -----------------                      ---------
January 1, 2004                 January 19, 2004                       $   42.93
May 1, 2004                     June 2, 2004                           $   70.90
November 1, 2004                November 24, 2004                      $    3.03



         DEFICIT OF EARNINGS TO FIXED CHARGES. For the nine months ended September 30, 2005 and 2004, the deficit of earnings to fixed charges was $204,000 and $231,000, respectively. For the years ended December 31, 2004 and 2003, the deficit of earnings to fixed charges was $256,000 and $350,000, respectively.

                           INCORPORATION BY REFERENCE



         We incorporate by reference into this Solicitation Statement the following:



         o the information set forth under Item 7 of Part I of the Partnership's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004; and



         o the information set forth under Item 1 of Part I of each of the Partnership's Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 2005.



         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:



                          National Property Investors 7
                                55 Beattie Place
                                  P.O. Box 1089
                        Greenville, South Carolina 29602
                                 (864) 239-1000


                       WHERE YOU CAN FIND MORE INFORMATION


         The Partnership is subject to the informational requirements of the Exchange Act and is required to file annual and quarterly reports, proxy statements and other information with the SEC. You can inspect and copy reports and other information filed by us with the SEC at the SEC's public reference facilities maintained by the SEC at One Station Place, 100 F Street, N.E., Washington, D.C. 20002. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.


         You should only rely on the information provided in this Solicitation Statement or any supplement. We have not authorized anyone else to provide you with information. You should not assume that the information in this Solicitation Statement or any supplement is accurate as of any date other than the date on the front of this Solicitation Statement or the supplement.


         The Partnership's principal executive offices are located at 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602. However, questions and requests for assistance regarding this Solicitation Statement and the matters set forth herein may be directed to the Solicitation Agent, The Altman Group, Inc. by mail at 1200 Wall Street, 3rd Floor, Lyndhurst, New Jersey 07071; by overnight courier service at 1200 Wall Street 3rd Floor, Lyndhurst, New Jersey 07071; by fax at (201) 460-0050; or by telephone at (800) 217-9608.

                                                                         ANNEX I


                                    AMENDMENT
                                     TO THE
                              PARTNERSHIP AGREEMENT
                                       OF
                          NATIONAL PROPERTY INVESTORS 7


     This Amendment (the "Amendment") to the Partnership Agreement, as amended to date (the Partnership Agreement"), of National Property Investors 7, a California limited partnership (the "Partnership"), is made and entered into as of ________________, by NPI Equity Investments, Inc., a Florida corporation, as managing general partner of the Partnership (the "Managing General Partner"), and as attorney-in-fact for the limited partners. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Partnership Agreement.


     WHEREAS, the Managing General Partner has approved this Amendment;

     WHEREAS, the Limited Partners have approved this Amendment by a Majority Vote; and

     WHEREAS, limited partners that own a majority of the Units owned by Limited Partners that are not Affiliates of the Managing General Partner have approved this Amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Section 15.3.7 of the Partnership Agreement is hereby amended to read in its entirety as follows:


     "15.3.7 Sell or lease real property to any entity in which a General Partner or any Affiliate has an interest, other than (i) a joint venture or similar program which complies with the conditions set forth in Paragraph 15.3.8, or (ii) a sale of real property to SH Partners, L.P. pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of November 14, 2005 (the "Calstrs Agreement"), by and among California State Teachers' Retirement System, Windsor Hills I, L.P., National Property Investors 6, National Property Investors 7, TAHF II Limited Partnership, Couch-Oxford Associates Limited Partnership, Peppermill Village-Oxford Associates, L.P., Williamsburg Investors Limited Partnership and Mayfair Village Limited Partnership."


     2. Section 15.3.26 of the Partnership Agreement is hereby amended to read in its entirety as follows:


     "15.3.26 Cause the Partnership to enter into any transactions with any other partnership in which a General Partner or any Affiliates have an interest, including, but not limited to, any transaction involving the sale, lease or purchase of any property to or from the Partnership, the rendering of services to or from the Partnership, or the lending of any monies or other property to or from the Partnership, other than transactions pursuant to the Calstrs Agreement."


     3. Section 15.3.32 of the Partnership Agreement is hereby amended to read in its entirety as follows:


     "15.3.32 Cause the Partnership to enter into any agreements with a General Partner or its Affiliates which shall not be subject to termination without penalty by either party upon not more than sixty (60) days' written notice, other than the Calstrs Agreement."


     4. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Partnership Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                   NPI EQUITY INVESTMENTS, INC.,
                                   as Managing General Partner and
                                   as Attorney-in-Fact for the Limited Partners

                                   By:  _______________________
                                   Name:
                                   Title:

                                                                        ANNEX II



                             OFFICERS AND DIRECTORS




The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO/IPT, Inc. ("AIMCO IPT"), AIMCO-GP, Inc. ("AIMCO-GP") and NPI Equity Investments, Inc., the general partner of the Partnership ("NPI Equity" or the "Managing General Partner") are set forth below. All of the executive officers of AIMCO-GP also serve as executive officers of AIMCO IPT and, with the exception of Timothy J. Beaudin, also serve as executive officers of AIMCO. The directors of AIMCO are also set forth below. The two directors of AIMCO-GP are Terry Considine and Thomas M. Herzog. The directors of AIMCO IPT are Terry Considine and Harry Alcock. The directors of the Managing General Partner of the Partnership are Harry Alcock and Martha L. Long. The executive officers of the Managing General Partner of the Partnership are Jeffrey Adler, Harry Alcock, Timothy J. Beaudin, Miles Cortez, Randall Fein, Patti K. Fielding, Lance Graber, Thomas M. Herzog, Paul McAuliffe, James G. Purvis and David R. Robertson. The business address of each executive officer and director is 4582 South Ulster Parkway, Suite 1100, Denver, Colorado 80237. Each executive officer and director is a citizen of the United States of America.



NAME                                                                            POSITION
-----------------------------------------  ----------------------------------------------------------------------------------


Terry Considine..........................  Chairman of the Board and Chief Executive Officer of AIMCO; President, Chairman of
                                           the Board and Chief Executive Officer of AIMCO IPT and AIMCO-GP

Jeffrey W. Adler.........................  Executive Vice President -- Conventional Property Operations of AIMCO, AIMCO IPT,
                                           AIMCO-GP and the Managing General Partner

Harry G. Alcock..........................  Executive Vice President and Chief Investment Officer of AIMCO and AIMCO-GP;
                                           Executive Vice President and Director of the Managing General Partner; and
                                           Director, Executive Vice President and Chief Investment Officer of AIMCO IPT

Timothy Beaudin..........................  Executive Vice President and Chief Development Officer of AIMCO-GP, AIMCO IPT and
                                           the Managing General Partner

Miles Cortez.............................  Executive Vice President, General Counsel and Secretary of AIMCO, AIMCO IPT, the
                                           Managing General Partner and AIMCO-GP

Randall J. Fein..........................  Executive Vice President -- University Housing of AIMCO, the Managing General
                                           Partner, AIMCO-GP, the Managing General Partner and AIMCO IPT

Patti K. Fielding........................  Executive Vice President -- Securities and Debt, and Treasurer of AIMCO, AIMCO-GP,
                                           the Managing General Partner and AIMCO IPT

Lance J. Graber..........................  Executive Vice President - Aimco Capital Transactions, East of AIMCO, AIMCO IPT,
                                           the Managing General Partner and AIMCO-GP

Thomas M. Herzog.........................  Executive Vice President and Chief Financial Officer of AIMCO, AIMCO IPT, AIMCO-GP
                                           and the Managing General Partner

Paul McAuliffe...........................  Executive Vice President of AIMCO, AIMCO IPT, the Managing General Partner and
                                           AIMCO-GP

James G. Purvis..........................  Executive Vice President -- Human Resources of AIMCO, AIMCO IPT, the Managing
                                           General Partner and AIMCO GP

David R. Robertson.......................  Executive Vice President of AIMCO, AIMCO IPT and AIMCO-GP; President and Chief
                                           Executive Officer of AIMCO Capital; and President of the Managing General Partner



Robert Y. Walker IV......................  Senior Vice President and Chief Accounting Officer of AIMCO, AIMCO IPT, AIMCO-GP
                                           and the Managing General Partner

Martha L. Long...........................  Director and Senior Vice President - Partnerships Transactions of the Managing
                                           General Partner and Senior Vice President - Partnership Transactions of AIMCO,
                                           AIMCO IPT and AIMCO-GP

Stephen B. Waters........................  Vice President of the Managing General Partner

James N. Bailey..........................  Director of AIMCO

Richard S. Ellwood.......................  Director of AIMCO

J. Landis Martin.........................  Director of AIMCO

Thomas L. Rhodes.........................  Director of AIMCO

Michael A. Stein.........................  Director of AIMCO




NAME                                                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
-----------------------------------------  ---------------------------------------------------------------------------------
Terry Considine..........................  Mr. Considine has been Chairman of the Board and Chief Executive Officer of AIMCO
                                           since July 1994.  Mr. Considine serves as Chairman of the Board of Directors of
                                           American Land Lease, Inc. (formerly Asset Investors Corporation and Commercial
                                           Asset Investors, Inc.), another public real estate investment trust.  Mr.
                                           Considine devotes substantially all of his time to his responsibilities at AIMCO.

Jeffery W. Adler.........................  Mr. Adler was appointed Executive Vice President, Conventional Property Operations
                                           of AIMCO in February 2004.  Previously he served as Senior Vice President of Risk
                                           Management of AIMCO from January 2002 until November 2002, when he added the responsibility of Senior Vice President, Marketing.  Prior to joining AIMCO, from
                                           2000 to 2002, Mr. Adler was Vice President, Property/Casualty for Channelpoint, a
                                           software company.

Harry G. Alcock..........................  Mr. Alcock was appointed Executive Vice President and Chief Investment Officer of
                                           AIMCO in October 1999.  Mr. Alcock has had responsibility for acquisition and financing activities of AIMCO since July 1994, serving as a Vice President from
                                           July 1996 to October 1997 and as a Senior Vice President from October 1997 to
                                           October 1999.

Timothy Beaudin..........................  Mr. Beaudin was appointed Executive Vice President and Chief Development Officer
                                           of AIMCO in October 2005.  Prior to joining AIMCO and beginning in 1995, Mr.
                                           Beaudin was with Catellus Development Corporation, a San Francisco,
                                           California-based real estate investment trust.  During his last five years at
                                           Catellus, Mr. Beaudin served as executive vice president, with management responsibility for development, construction and asset management.

Miles Cortez.............................  Mr. Cortez was appointed Executive Vice President, General Counsel and Secretary
                                           of AIMCO in August 2001.  Prior to joining AIMCO, Mr. Cortez was the senior partner of Cortez Macaulay Bernhardt & Schuetze LLC, a Denver Law firm, from
                                           December 1997 through September 2001.  He served as the President of the Colorado
                                           Bar Association from 1996 to 1997 and President of the Denver Bar Association from
                                           1982 to 1983.



Randall J. Fein..........................  Mr. Fein was appointed Executive Vice President -- University Communities of AIMCO
                                           in October 2003 and is responsible for the operation of AIMCO's student housing related portfolio, including its joint venture activities.  From 1989 through
                                           2003, Mr. Fein served as general partner of Income Apartment Investors L.P., and
                                           Texas First Properties L.P., which operated student and non-student housing.

Patti K. Fielding........................  Ms. Fielding was appointed Executive Vice President -- Securities and Debt of
                                           AIMCO in February 2003 and Treasurer in January 2005.  She is responsible for debt financing and the treasury department.  From January 2000 to February 2003, Ms.
                                           Fielding served as Senior Vice President -- Securities and Debt.  Ms. Fielding
                                           joined AIMCO as a Vice President in February 1997.

Lance J. Graber..........................  Mr. Graber has been Executive Vice President of AIMCO since October 1999 and focuses on transactions related to Aimco Capital's portfolio of affordable properties in the eastern portion of the country.  Prior to joining AIMCO, Mr.
                                           Graber was a Director at Credit Suisse First Boston from 1994 to May 1999.

Thomas M. Herzog.........................  Mr. Herzog was appointed Executive Vice President of AIMCO in July 2005 and Chief
                                           Financial Officer of AIMCO in November 2005.  In January 2004 Mr. Herzog joined
                                           AIMCO as Senior Vice President and Chief Accounting Officer.  Prior to joining
                                           AIMCO, Mr. Herzog was at GE Real Estate, serving as Chief Accounting Officer &
                                           Global Controller from April 2002 to January 2004 and as Chief Technical Advisor
                                           from March 2000 to April 2002. Prior to joining GE Real Estate, Mr. Herzog was at
                                           Deloitte & Touche LLP from 1990 until 2000.

Paul J. McAuliffe........................  Mr. McAuliffe has been Executive Vice President of AIMCO since February 1999 and was appointed Chief Financial Officer of AIMCO in October 1999.  Mr. McAuliffe
                                           stepped down as Chief Financial Officer in November 2005 and is currently serving in a senior advisory role supporting AIMCO in various capital markets activities.
                                           From May 1996 until he joined AIMCO, Mr. McAuliffe was Senior Managing Director of
                                           Secured Capital Corp.

James G. Purvis..........................  Mr. Purvis was appointed Executive Vice President -- Human Resources of AIMCO in
                                           February 2003.  Prior to joining AIMCO, from October 2000 to February 2003, Mr.
                                           Purvis served as the Vice President of Human Resources at SomaLogic, Inc. a
                                           privately held biotechnology company in Boulder, Colorado.  From July 1997 to
                                           October 2000, Mr. Purvis was the principal consultant for O(3)C Global
                                           Organization Solutions, a global human resources strategy and technology consulting company based in Colorado and London.

David Robertson..........................  Mr. Robertson has been Executive Vice President of AIMCO since February 2002 and
                                           President and Chief Executive Officer of Aimco Capital since October 2002.  Prior to joining AIMCO, from 1991 to 1996, Mr. Robertson was a member of the investment-banking group at Smith Barney.  Since February 1996, Mr. Robertson has
                                           been Chairman of Robeks Corporation, a privately held chain of specialty food stores.

Robert Y. Walker IV......................  Mr. Walker was appointed Senior Vice President and Chief Accounting Officer of
                                           AIMCO in August 2005.  From June 2002 until he joined AIMCO, Mr. Walker served as senior vice president and chief financial officer at Miller Global Properties,
                                           LLC, a Denver-based private equity, real estate fund manager.  From May 1997 to
                                           June 2002, Mr. Walker was employed by GE Capital Real Estate, serving as global controller from May 2000 to June 2002.



Martha L. Long...........................  Martha L. Long has been with AIMCO since October 1998 and served in various capacities.  From 1998 to 2001, she served as Senior Vice President and
                                           Controller.  During 2002 and 2003, she served as Senior Vice President of
                                           Continuous Improvement.  Ms. Long has been a Director and Senior Vice President of the Managing General Partner since 2004.

Stephen B. Waters........................  Mr. Waters was appointed Vice President of AIMCO-GP in 2004.  He previously served as a Director of Real Estate Accounting since joining AIMCO in September 1999.
                                           Mr. Waters has responsibilities for real estate and partnership accounting with
                                           AIMCO.

James N. Bailey..........................  Mr. Bailey was first elected as a director of AIMCO in June 2000 and is currently
Cambridge Associates, Inc.                 Chairman of the Nominating and Corporate Governance Committee and a member of the
1 Winthrop Square,                         Audit and Compensation and Human Resources Committees.  Mr. Bailey co-founded
Suite 500                                  Cambridge Associates, LLC, an investment consulting firm, in 1973 and currently
Boston, MA 02110                           serves as its Senior Managing Director and Treasurer.  He is also a director of
                                           The Plymouth Rock Company, SRB Corporation, Inc., Direct Response Corporation and
                                           Homeowners Direct Company, all four of which are insurance companies. In addition, he is a director of Getty Images, Inc., a publicly held company. He has also been a member of a number of Harvard University alumni affairs committees, including, the Overseers
                                           Nominating Committee and The Harvard Endowment Committee. Mr. Bailey is a member of the
                                           Massachusetts Bar and the American Bar Associations.

Richard S. Ellwood.......................  Mr. Ellwood was first elected as a director of AIMCO in July 1994. Mr. Ellwood is
12 Auldwood Lane                           currently a member of the Audit, Compensation and Human Resources, and Nominating
Rumson, NJ 07660                           and Corporate Governance Committees.  Mr. Ellwood was the founder and President of
                                           R.S. Ellwood & Co., Incorporated, which he operated as a real estate investment banking firm until December 31, 2004.  Prior to forming his firm, Mr. Ellwood had
                                           31 years experience on Wall Street as an investment banker, serving as: Managing
                                           Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                           Managing Director at Warburg Paribas Becker from 1978 to 1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978;
                                           and in various capacities at J.P. Morgan & Co. from 1955 to 1968.  Mr. Ellwood currently serves as a director of Felcor Lodging Trust, Incorporated.

J. Landis Martin.........................  Mr. Martin was first elected as a director of AIMCO in July 1994 and is currently
199 Broadway                               Chairman of the Compensation and Human Resources Committee.  Mr. Martin is a
Suite 4300                                 member of the Audit and Nominating and Corporate Governance Committees.  Mr.
Denver, CO 80202                           Martin is also the Lead Independent Director of AIMCO's Board.  Mr. Martin is the
                                           founder of Platte River Ventures LLC, a private equity firm.  In November 2005,
                                           Mr. Martin retired as Chairman and CEO of Titanium Metals Corporation, a publicly held integrated producer of titanium metals, where he served since January 1994.
                                           Mr. Martin served as President and CEO of NL Industries, Inc., a publicly held manufacturer of titanium dioxide chemicals, from 1987 to 2003 and as a director from 1986 to 2003.  Mr. Martin is also a director of Halliburton Company, a publicly held provider of products and services to the energy industry, Crown
                                           Castle International Corporation, a publicly held wireless communications company, and Roundy's Inc., a wholesale food distributor.  Mr. Martin was a director of
                                           Tremont Corporation until February 2003, Special Metals Corporation until December
                                           2003 and Trico Marine Services, Inc. until February 2005.



Thomas L. Rhodes.........................  Mr. Rhodes was first elected as a director of AIMCO in July 1994 and is currently
215 Lexington Avenue                       a member of the Audit, Compensation and Human Resources, and Nominating and
4th Floor                                  Corporate Governance Committees.  Mr. Rhodes is Chairman of National Review
New York, NY 10016                         magazine where he served as President since November 1992 and as a Director since
                                           1988.  From 1976 to 1992, he held various positions at Goldman, Sachs & Co., was elected a General Partner in 1986 and served as a General Partner from 1987 until
                                           November 1992. Mr. Rhodes is Chairman of the Board of Directors of The Lynde and
                                           Harry Bradley Foundation and Vice Chairman of American Land Lease, Inc., another publicly held real estate investment trust.

Michael A. Stein.........................  Mr. Stein was first elected as a director of AIMCO in October 2004 and is
22021 20th Avenue SE                       currently the Chairman of the Audit Committee.  Mr. Stein is a member of the
Bothell, WA 98021                          Compensation and Human Resources and Nominating and Corporate Governance
                                           Committees.  Mr. Stein is Senior Vice President and Chief Financial Officer of
                                           ICOS Corporation, a biotechnology company based in Bothell, Washington.  He joined
                                           ICOS in January 2001.  From October 1998 to September 2000, Mr. Stein was
                                           Executive Vice President and Chief Financial Officer of Nordstrom, Inc.  From 1989
                                           to September 1998, Mr. Stein served in various capacities with Marriott
                                           International, Inc., including Executive Vice President and Chief Financial
                                           Officer from 1993 to 1998.  Prior to joining Marriott, Mr. Stein spent 18 years at
                                           Arthur Andersen LLP, where he was a partner and served as the head of the
                                           Commercial Group within the Washington, D.C. office.  Mr. Stein serves on the
                                           Board of Directors of Getty Images, Inc., a publicly held company, and the Board of Trustees of the Fred Hutchinson Cancer Research Center.

                          NATIONAL PROPERTY INVESTORS 7
                           CONSENT OF LIMITED PARTNER


         This consent is solicited by NPI Equity Investments, Inc., a Florida corporation and the managing general partner (the "Managing General Partner" of National Property Investors 7, a California limited partnership (the "Partnership")). THE MANAGING GENERAL PARTNER RECOMMENDS THAT YOU "CONSENT" TO PROPOSAL 1. AS A RESULT OF ITS AFFILIATION WITH SH PARTNERS, L.P., THE MANAGING GENERAL PARTNER MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2. IF NO ELECTION IS SPECIFIED WITH RESPECT TO A PARTICULAR PROPOSAL, ANY OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT TO THE PROPOSAL.



         The undersigned limited partner of the Partnership, acting with respect to all limited partnership units held of record by the undersigned on February __, 2006, hereby consents, withholds consent or abstains, with respect to the proposals specified below and more fully described in the Consent Solicitation Statement, dated February __, 2006 (the "Solicitation Statement"). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Solicitation Statement.


PROPOSAL 1: Approval of the Sale of the Fairway View II Apartments pursuant to the Purchase and Sale Agreement.

                [ ] Consent    [ ] Withhold Consent    [ ] Abstain

PROPOSAL 2: Approval of Amendments to the Partnership Agreement to permit the
            Sale of Fairway View II Apartments to SH Partners, L.P., an entity in which an affiliate of the managing general partner owns a 33.33% interest and acts as general partner.

                [ ] Consent    [ ] Withhold Consent    [ ] Abstain

         The undersigned hereby constitutes and appoints the Managing General Partner of the Partnership as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions necessary to implement the actions set forth above. Approval of the Sale will also be deemed to authorize the Managing General Partner, in its discretion, to reduce the purchase price for the Property by up to 10% and make any other amendments to the Purchase and Sale Agreement which, in its opinion, are necessary, appropriate or desirable in connection with the Sale, and that do not materially and adversely affect the Partnership.

Date:  ________________             ____________________________________________
                                    Type or Print Name of Individual or Entity

                                    By: ________________________________________
                                        Signature

                                    ____________________________________________
                                    Type or Print Name of Person Signing

                                    ____________________________________________
                                    Capacity

                                    ____________________________________________
                                    Tax Identification or Social Security Number

                                    ____________________________________________
                                    Telephone Number

Please sign exactly as you hold your interest in the Partnership. When signing as an attorney-in-fact, executors, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.


A fully completed, signed and dated consent form should be sent by hand, by mail or by overnight courier to The Altman Group, Inc., 1200 Wall Street 3rd Floor, Lyndhurst, New Jersey 07071; or by fax at (201) 460-0050. The consent solicitation will expire, and all consent forms must be received by 5:00 p.m., New York City time, on February __, 2006, unless extended.